      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 29, 2002

                                                    REGISTRATION NO. 333-
                                                                         -------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                D.R. HORTON, INC.
                Co-registrants are listed on the following pages
             (Exact name of registrant as specified in its charter)

            DELAWARE                          1531                             75-2386963
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL    (I.R.S. EMPLOYER IDENTIFICATION NO.)
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)

                                                            Paul W. Buchschacher
                                                     Vice President & Corporate Counsel
                                                      1901 Ascension Blvd., Suite 100
       1901 Ascension Blvd., Suite 100                     Arlington, Texas 76006
            Arlington, Texas 76006                             (817) 856-8200
                (817) 856-8200                    (Name, address, including zip code, and
 (Address, including zip code, and telephone       telephone number, including area code,
         principal executive offices)                      of agent for service)

        THE COMMISSION IS REQUESTED TO MAIL COPIES OF ALL ORDERS, NOTICES
                             AND COMMUNICATIONS TO:

                             Irwin F. Sentilles, III
                           Gibson, Dunn & Crutcher LLP
                         2100 McKinney Ave., Suite 1100
                               Dallas, Texas 75201
                                 (214) 698-3100

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer pursuant to the registration rights agreement described in the enclosed prospectus have been satisfied or waived.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                                                PROPOSED
                                                                              PROPOSED          MAXIMUM
                                                                               MAXIMUM         AGGREGATE
                                                              AMOUNT TO BE  OFFERING PRICE      OFFERING           AMOUNT OF
TITLE OF EACH CLASS OF  SECURITIES TO BE REGISTERED            REGISTERED    PER SECURITY       PRICE(1)        REGISTRATION FEE
---------------------------------------------------           ------------  --------------    ------------      ----------------

8.5% Senior Exchange Notes Due 2012.......................    $250,000,000          100%      $250,000,000           $23,000
Guarantees of 8.5% Senior Exchange Notes Due 2012 by
direct and indirect subsidiaries of D.R. Horton,
Inc.(2)(3)................................................    $250,000,000           --                 --                --

(1) Exclusive of accrued interest, if any, and estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f).

(2) Pursuant to Rule 457(n) under the Securities Act of 1933, no separate fee for the guarantees is payable.

(3)  See the following page for a list of the subsidiary guarantors.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                         TABLE OF ADDITIONAL REGISTRANTS

     The following direct and indirect subsidiaries of registrant guarantee the debt securities and are co-registrants under this registration statement.

                                                                         PRIMARY STANDARD
                                                      JURISDICTION OF       INDUSTRIAL
                                                       INCORPORATION      CLASSIFICATION      I.R.S. EMPLOYER
NAME OF CO-REGISTRANT                                 OR ORGANIZATION      CODE NUMBER       IDENTIFICATION NO.
---------------------                                 ---------------    ----------------    ------------------
Allegra, LLC                                           California              1531              95-4583667
AP LHI, Inc.                                           California              1531              95-4583663
AP Western GP Corporation                              Delaware                1531              06-4519840
AP WP Operating Corporation                            Delaware                1531              51-0351837
AP WP Partners, L.P.                                   Delaware                1531              51-0351840
APLAM, LLC                                             California              1531              95-4565731
C. Richard Dobson Builders, Inc.                       Virginia                1531              54-1082672
CH Investments of Texas, Inc.                          Delaware                1531              86-0831611
CHI Construction Company                               Arizona                 1531              86-0533370
CHTEX of Texas, Inc.                                   Delaware                1531              74-2791268
Continental Homes of Florida, Inc.                     Florida                 1531              59-1237314
Continental Homes of Texas, L.P.                       Texas                   1531              74-2791904
Continental Homes, Inc.                                Delaware                1531              86-0515339
Continental Residential, Inc.                          California              1531              86-0596757
D.R. Horton - Emerald, Ltd.                            Texas                   1531              75-2926873
D.R. Horton - Texas, Ltd.                              Texas                   1531              75-2491320
D.R. Horton Los Angeles Holding Company, Inc.          California              1531              75-2589298
D.R. Horton Management Company, Ltd.                   Texas                   1531              75-2436079
D.R. Horton San Diego Holding Company, Inc.            California              1531              75-2589293
D.R. Horton, Inc. - Birmingham                         Alabama                 1531              62-1666398
D.R. Horton, Inc. - Chicago                            Delaware                1531              75-2795240
D.R. Horton, Inc. - Denver                             Delaware                1531              75-2666727
D.R. Horton, Inc. - Dietz-Crane                        Delaware                1531              75-2926868
D.R. Horton, Inc. - Greensboro                         Delaware                1531              75-2599897
D.R. Horton, Inc. - Jacksonville                       Delaware                1531              75-2460269
D.R. Horton, Inc. - Louisville                         Delaware                1531              75-2636512
D.R. Horton, Inc. - Minnesota                          Delaware                1531              75-2527442
D.R. Horton, Inc. - New Jersey                         Delaware                1531              75-2665362
D.R. Horton, Inc. - Portland                           Delaware                1531              75-2763765
D.R. Horton, Inc. - Sacramento                         California              1531              75-2569592
D.R. Horton, Inc. - Torrey                             Delaware                1531              75-2689997
D.R. Horton-Schuler Homes, LLC                         Delaware                1531              02-0548194
DRH Cambridge Homes, Inc.                              California              1531              75-2589359
DRH Cambridge Homes, LLC                               Delaware                1531              75-2797879
DRH Construction, Inc.                                 Delaware                1531              75-2633738
DRH Regrem II, Inc.                                    Delaware                1531              75-2926869
DRH Regrem III, Inc.                                   Delaware                1531              75-2926870
DRH Regrem IV, Inc.                                    Delaware                1531              75-2926871
DRH Regrem V, Inc.                                     Delaware                1531              75-2926872
DRH Regrem VII, LP                                     Texas                   1531              75-2926874
DRH Regrem VIII, LLC                                   Delaware                1531              75-2926876
DRH Southwest Construction, Inc.                       California              1531              75-2589289
DRH Title Company of Colorado, Inc.                    Colorado                1531              75-2695520
DRH Tucson Construction, Inc.                          Delaware                1531              75-2709796
DRHI, Inc.                                             Delaware                1531              75-2433464
HPH Homebuilders 2000 L.P.                             California              1531              68-0368156
KDB Homes, Inc.                                        Delaware                1531              86-0565376
LAMCO Housing, Inc.                                    California              1531              33-0492375
Meadows I, Ltd.                                        Delaware                1531              75-2436082
Meadows II, Ltd.                                       Delaware                1531              51-0342206
Meadows VIII, Ltd.                                     Delaware                1531              75-2824511

                                                                         PRIMARY STANDARD
                                                      JURISDICTION OF       INDUSTRIAL
                                                       INCORPORATION      CLASSIFICATION      I.R.S. EMPLOYER
NAME OF CO-REGISTRANT                                 OR ORGANIZATION      CODE NUMBER       IDENTIFICATION NO.
---------------------                                 ---------------    ----------------    ------------------
Meadows IX, Inc.                                       New Jersey              1531              75-2684821
Meadows X, Inc.                                        New Jersey              1531              75-2684823
Melody Homes, Inc.                                     Delaware                1531              88-0309544
Melmort Co.                                            Colorado                6162              84-1261600
Porter GP LLC                                          Delaware                1531              95-4691314
Schuler Homes of Arizona LLC                           Delaware                1531              99-0350555
Schuler Homes of California, Inc.                      California              1531              99-0328127
Schuler Homes of Oregon, Inc.                          Oregon                  1531              99-0330791
Schuler Homes of Washington, Inc.                      Washington              1531              99-0329483
Schuler Mortgage, Inc.                                 Delaware                6162              99-0349664
Schuler Realty Hawaii, Inc.                            Hawaii                  1531              99-0290556
Schuler Realty/Maui, Inc.                              Hawaii                  1531              99-0290557
SGS Communities at Grande Quay, LLC                    New Jersey              1531              22-3481784
SHA Construction LLC                                   Delaware                1531              86-1002579
SHLR of California, Inc.                               California              1531              99-0350554
SHLR of Colorado, Inc.                                 Colorado                1531              99-0336801
SHLR of Nevada, Inc.                                   Nevada                  1531              99-0343628
SHLR of Utah, Inc.                                     Utah                    1531              99-0336937
SHLR of Washington, Inc.                               Washington              1531              99-0334375
SRHI LLC                                               Delaware                1531              99-0343629
SSHI LLC                                               Delaware                1531              91-1842222
Vertical Construction Corporation                      Delaware                1531              22-3216488
Western Pacific Funding, Inc.                          California              6162              68-0346564
Western Pacific Housing Co.                            California              1531              33-0634552
Western Pacific Housing Management, Inc.               California              1531              95-4692688
Western Pacific Housing, Inc.                          Delaware                1531              95-4887164
Western Pacific Housing-Antigua, LLC                   Delaware                1531              95-4750872
Western Pacific Housing-Aviara, L.P.                   California              1531              95-4550008
Western Pacific Housing-Boardwalk, LLC                 Delaware                1531              95-4871227
Western Pacific Housing-Broadway, LLC                  Delaware                1531              95-4850687
Western Pacific Housing-Canyon Park, LLC               Delaware                1531              95-4716219
Western Pacific Housing-Carmel, LLC                    Delaware                1531              95-4717091
Western Pacific Housing-Carrillo, LLC                  Delaware                1531              95-4815705
Western Pacific Housing-Communications Hill, LLC       Delaware                1531              95-4637162
Western Pacific Housing-Copper Canyon, LLC             Delaware                1531              95-4817406
Western Pacific Housing-Creekside, LLC                 Delaware                1531              95-4769848
Western Pacific Housing-Culver City, L.P.              California              1531              95-4539563
Western Pacific Housing-Del Valle, LLC                 Delaware                1531              95-4887242
Western Pacific Housing-Lomas Verdes, LLC              Delaware                1531              95-4783214
Western Pacific Housing-Lost Hills Park, LLC           Delaware                1531              95-4652041
Western Pacific Housing-McGonigle Canyon, LLC          Delaware                1531              95-4735759
Western Pacific Housing-Mountaingate, L.P.             California              1531              95-4539564
Western Pacific Housing-Norco Estates, LLC             Delaware                1531              95-4686652
Western Pacific Housing-Oso, L.P.                      California              1531              95-4496774
Western Pacific Housing-Pacific Park II, LLC           Delaware                1531              95-4636584
Western Pacific Housing-Park Avenue East, LLC          Delaware                1531              52-2350169
Western Pacific Housing-Park Avenue West, LLC          Delaware                1531              95-4888647
Western Pacific Housing-Playa Vista, LLC               Delaware                1531              95-4879655
Western Pacific Housing-Poinsettia, L.P.               California              1531              95-4619838
Western Pacific Housing-River Ridge, LLC               Delaware                1531              95-4870837
Western Pacific Housing-Robinhood Ridge, LLC           Delaware                1531              95-4838666
Western Pacific Housing-Santa Fe, LLC                  Delaware                1531              95-4741001
Western Pacific Housing-Scripps II, LLC                Delaware                1531              95-4688133
Western Pacific Housing-Scripps, L.P.                  California              1531              95-4608187
Western Pacific Housing-Seacove, L.P.                  California              1531              95-4473471

                                                                         PRIMARY STANDARD
                                                      JURISDICTION OF       INDUSTRIAL
                                                       INCORPORATION      CLASSIFICATION      I.R.S. EMPLOYER
NAME OF CO-REGISTRANT                                 OR ORGANIZATION      CODE NUMBER       IDENTIFICATION NO.
---------------------                                 ---------------    ----------------    ------------------
Western Pacific Housing-Studio 528, LLC                Delaware                1531              95-4877069
Western Pacific Housing-Terra Bay Duets, LLC           Delaware                1531              95-4878114
Western Pacific Housing-Torrance, LLC                  Delaware                1531              95-4879653
Western Pacific Housing-Torrey Commercial, LLC         Delaware                1531              95-4769208
Western Pacific Housing-Torrey Meadows, LLC            Delaware                1531              95-4878113
Western Pacific Housing-Torrey Multi-Family, LLC       Delaware                1531              95-4781243
Western Pacific Housing-Torrey Village Center, LLC     Delaware                1531              95-4837541
Western Pacific Housing-Vineyard Terrace, LLC          Delaware                1531              95-4761820
Western Pacific Housing-Windemere, LLC                 Delaware                1531              95-4879656
Western Pacific Housing-Windflower, L.P.               California              1531              95-4504317
WPH-Camino Ruiz, LLC                                   Delaware                1531              95-4802985
WPH-HPH, LLC                                           Delaware                1531              95-4691311

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these notes nor a solicitation of an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 29, 2002

PROSPECTUS

                                  $250,000,000
                                D.R. HORTON, INC.
                                OFFER TO EXCHANGE
                       8.5% SENIOR EXCHANGE NOTES DUE 2012
           WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
                                       FOR
                         ANY AND ALL OF OUR OUTSTANDING
                           8.5% SENIOR NOTES DUE 2012
              (CUSIP NOS. 23331A AK 5, U26442 AA 8 AND 23331A AM 1)

         We are offering to exchange our 8.5% Senior Exchange Notes Due 2012 (exchange notes), which have been registered under the Securities Act of 1933, as amended, for any and all of our outstanding 8.5% Senior Notes Due 2012 (old notes) in the aggregate principal amount of $250,000,000.

THE EXCHANGE NOTES

     o The terms of the registered exchange notes to be issued are substantially identical to the terms of the old notes, except for transfer restrictions, registration rights and liquidated damages provisions relating to the old notes which will not apply to the exchange notes.

     o Interest on the exchange notes will accrue at the rate of 8.5% per year, payable in cash every six months on April 15 and October 15, with the first payment on October 15, 2002.

     o We may redeem some or all of the exchange notes at any time on or after April 15, 2007 at a redemption price equal to 100% of the principal amount plus a premium declining ratably to par, plus accrued interest. In addition, at any time on or before April 15, 2005, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of public equity offerings at a redemption price equal to 108.5% of the principal amount plus accrued interest. If we undergo a change of control or sell certain of our assets, we may be required to offer to purchase exchange notes from you.

     o The exchange notes will be unsecured and will rank equally with all of our existing and future unsecured and unsubordinated obligations, including our unsecured credit facility. All of our existing and future restricted subsidiaries will guarantee the exchange notes. These guarantees will be unsecured and will rank equally with all existing and future unsecured and unsubordinated obligations of the guarantors, including their guarantees of our credit facility.

     o This prospectus includes additional information on the terms of the exchange notes, including redemption and repurchase prices and covenants.

     o We have applied to list the exchange notes on the New York Stock Exchange. Our common stock is listed on the New York Stock Exchange under the symbol "DHI."

MATERIAL TERMS OF THE EXCHANGE OFFER

     o The exchange offer expires at 5:00 p.m., New York City time, on __________, 2002, unless extended.

     o All old notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes which are registered under the Securities Act of 1933.

     o Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

     o The exchange offer is not subject to any minimum tender condition, but is subject to the terms of the registration rights agreement that we entered into on April 11, 2002 with the initial purchasers of the old notes.

     o We will not receive any proceeds from the exchange offer. We will pay the expenses of the exchange offer.

FOR A DISCUSSION OF RISKS THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING WHETHER TO TENDER OLD NOTES IN THE EXCHANGE OFFER SEE "RISK FACTORS" BEGINNING ON PAGE 9.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL WE ACCEPT SURRENDER FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

                   The date of this prospectus is ______, 2002

     You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any state where the offer is not permitted. You should not assume the information provided by this prospectus is accurate as of any date other than the date on the front of this prospectus.

     This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request. You may make such a request by contacting us at: Assistant to Corporate Counsel, D.R. Horton, Inc., 1901 Ascension Blvd., Suite 100, Arlington, TX 76006, (817) 856-8200, Ext. 1046. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS, ANY REQUEST SHOULD BE MADE NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH YOU PLAN TO MAKE A FINAL DECISION TO EXCHANGE YOUR OLD NOTES.

                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Disclosure Regarding Forward-Looking Statements.........................   ii
Prospectus Summary......................................................    1
Risk Factors............................................................    9
The Exchange Offer......................................................   13
Use of Proceeds.........................................................   21
Capitalization..........................................................   22
Business................................................................   23
Description of the Exchange Notes.......................................   29
Material United States Federal Income Tax Considerations................   55
Plan of Distribution....................................................   59
Legal Matters...........................................................   59
Experts.................................................................   59
Available Information and Incorporation by Reference....................   60


     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We and each of the guarantors have agreed that, starting on the expiration date of the exchange offer and ending on the earlier of:

     o the close of business on the 180th day after the expiration date of the exchange offer, as the expiration date may be extended by the number of days during such period that any stop order shall be in effect suspending the effectiveness of the registration statement for the exchange offer, and

     o the close of business on the date upon which all such broker-dealers have sold all exchange notes held by them,

we will make this prospectus available, as it may be amended or supplemented, to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

         All statements other than statements of historical or current fact included in this prospectus, including statements regarding our future financial position and profitability, business strategy, and management's plans and objectives for future operations, are forward-looking statements.
Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or the negative thereof or variations thereon or similar terminology.

         Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are set forth below and elsewhere in this prospectus including under the section entitled "Risk Factors." These factors include, among others:

     o changes in general economic, real estate construction and other business conditions;

     o    changes in interest rates and the availability of mortgage financing;

     o    governmental regulations and environmental matters;

     o    our substantial debt;

     o    competitive conditions within our industry;

     o    the availability of capital; and

     o    our ability to effect our growth strategies successfully.

         We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in additional documents incorporated into this prospectus by reference should be consulted.

         We urge you to review carefully the section entitled "Risk Factors" in this prospectus for a more complete discussion of the risks of an investment in the exchange notes. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements.

                               PROSPECTUS SUMMARY

    This is only a summary of the prospectus and may not contain all of the information that may be important to you. You should read the entire prospectus and the detailed information incorporated into it by reference, including the financial statements, pro forma combined financial information and their accompanying notes, before making an investment decision. Unless the context otherwise requires, the terms "D.R. Horton," the "Company," "we" and "our" refer to D.R. Horton, Inc., a Delaware corporation, and its predecessors and subsidiaries.

                                   THE COMPANY

    We are a national homebuilder. We construct and sell single-family homes in metropolitan areas of the Mid-Atlantic, Midwest, Southeast, Southwest and West regions of the United States. We offer high quality homes, designed principally for first-time and move-up home buyers. Our homes generally range in size from 1,000 to 5,000 square feet and range in price from $80,000 to $900,000. For the year ended September 30, 2001, we closed 21,371 homes with an average sales price approximating $200,700. For the six months ended March 31, 2002, we closed 12,330 homes with an average sales price approximating $215,700.

    We are one of the largest and most geographically diversified homebuilders in the United States, with operating divisions in 21 states and 42 markets. The markets we operate in include: Albuquerque, Atlanta, Austin, Birmingham, Charleston, Charlotte, Chicago, Colorado Springs, Columbia, Dallas, Denver, Fort Myers/Naples, Fort Worth, Greensboro, Greenville, Hawaii, Hilton Head, Houston, Jacksonville, Killeen, Las Vegas, Los Angeles, Louisville, Maryland-D.C., Miami/West Palm Beach, Minneapolis/St. Paul, Myrtle Beach, New Jersey, Orlando, Phoenix, Portland, Raleigh/Durham, Richmond, Sacramento, Salt Lake City, San Antonio, San Diego, San Francisco Bay Area, Seattle, Tucson, Virginia-D.C. and Williamsburg.

    We build homes under the following names: D.R. Horton, Arappco, Cambridge, Continental, Dietz-Crane, Dobson, Emerald, Mareli, Melody, Milburn, Regency, Schuler, SGS, Stafford, Torrey, Trimark and Western Pacific.

    Our financial reporting segments consist of homebuilding and financial services. Our homebuilding operations comprise the most substantial part of our business, with more than 98% of consolidated revenues in fiscal 1999, 2000 and 2001. The homebuilding operations segment generates the majority of its revenues from the sale of complete homes with a lesser amount from the sale of land and lots. The financial services segment generates its revenues from originating and selling mortgages and collecting fees for title insurance and closing services. Financial information, including revenue, pre-tax income and identifiable assets of both of our reporting segments are included in our consolidated financial statements.

    Donald R. Horton began our homebuilding business in 1978. In 1991 we were incorporated in Delaware to acquire the assets and businesses of our predecessor companies which were residential home construction and development companies owned or controlled by Mr. Horton. Since July 1993, we have acquired 18 other homebuilding companies, including Schuler Homes, Inc. which we acquired on February 21, 2002. Schuler strengthened our market position in several markets, including California, while expanding our geographic presence and product offerings in other markets in the West region. For the 12 months ended September 30, 2001, Schuler, together with Western Pacific Housing with which it combined in April 2001, closed 5,254 homes with an average sales price approximating $293,000. From October 1, 2001 through the date we acquired Schuler, the Schuler operations closed 2,019 homes with an average sales price approximating $276,000. The consideration we paid for Schuler consisted of approximately 20.1 million shares of common stock and $168.7 million in cash, plus the assumption of $802.2 million in Schuler debt. In addition, we issued Schuler employees options to purchase approximately 527,000 shares of our common stock to replace their Schuler options.

    Our principal executive offices are at 1901 Ascension Blvd., Suite 100, Arlington, Texas 76006, our telephone number is (817) 856-8200, and our Internet website address is www.drhorton.com. Information on our Internet website is not part of this prospectus.

                          SUMMARY OF THE EXCHANGE OFFER

     The following is a summary of the principal terms of the exchange offer. A more detailed description is contained in the section "The Exchange Offer." The term "old notes" refers to our outstanding 8.5% Senior Notes due 2012, and the term "exchange notes" refers to our 8.5% Senior Exchange Notes due 2012. The term "indenture" refers to the indenture that governs both the old notes and the exchange notes.

 The Exchange Offer....................  We are offering to exchange $1,000 principal amount of our exchange notes,
                                         which have been registered under the
                                         Securities Act of 1933, as amended, for
                                         each $1,000 principal amount of our
                                         unregistered old notes. We issued the
                                         old notes on April 11, 2002 in a
                                         private offering. The terms of the
                                         exchange notes are substantially
                                         identical to the terms of the old
                                         notes.

                                         In order to exchange your old notes,
                                         you must properly tender them before
                                         the expiration of the exchange offer.
                                         All old notes that are validly tendered
                                         and not validly withdrawn will be
                                         exchanged. We will issue the exchange
                                         notes on or promptly after the
                                         expiration of the exchange offer.

                                         You may tender your old notes for
                                         exchange notes in whole or in part in
                                         integral multiples of $1,000 principal
                                         amount.

 Registration Rights Agreement.........  We sold the old notes on April 11, 2002 to a group of initial purchasers.
                                         Simultaneously with that sale, we
                                         entered into a registration rights
                                         agreement relating to the old notes
                                         with the initial purchasers, which
                                         requires us to conduct the exchange
                                         offer.

                                         You have the right under the
                                         registration rights agreement to
                                         exchange your old notes for exchange
                                         notes with substantially identical
                                         terms. This exchange offer is intended
                                         to satisfy those rights. After this
                                         exchange offer is complete, you will no
                                         longer be entitled to any exchange or
                                         registration rights with respect to
                                         your old notes.

                                         For a description of the procedures for
                                         tendering your old notes, see "The
                                         Exchange Offer" under the heading
                                         "Procedures for Tendering Old Notes."

 Expiration Date.......................  5:00 p.m., New York City time,
                                         ____________, 2002, unless the exchange
                                         offer is extended, in which case the
                                         expiration date will be the latest date
                                         and time to which the exchange offer is
                                         extended. See "The Exchange Offer"
                                         under the heading "Terms of the
                                         Exchange Offer."

 Consequences of Failure to Exchange
     Your Old Notes....................  If you do not exchange your old notes for exchange notes in the exchange
                                         offer, you will still have the
                                         restrictions on transfer provided in
                                         the old notes and in the indenture. In
                                         general, the old notes may not be
                                         offered or sold unless registered or
                                         exempt from registration under the
                                         Securities Act, or in a transaction not
                                         subject to the Securities Act and
                                         applicable state securities laws. We do
                                         not plan to register the old notes
                                         under the Securities Act.

 Conditions to the Exchange Offer......  The exchange offer is subject to customary conditions described under
                                         "The Exchange Offer" under the heading
                                         "Conditions to the Exchange Offer,"
                                         some of which we may waive in our sole
                                         discretion. The exchange offer is not
                                         conditioned upon any minimum principal
                                         amount of old notes being tendered. We
                                         reserve the right in our sole and
                                         absolute discretion, subject to
                                         applicable law, at any time and from
                                         time to time:

                                          o    to terminate the exchange offer
                                               if one or more specific
                                               conditions have not been
                                               satisfied;

                                          o    to extend the expiration date of
                                               the exchange offer and retain all
                                               tendered old notes, subject,
                                               however, to the right of the
                                               tendering holders to withdraw
                                               their tendered old notes; or

                                          o    to waive any condition or
                                               otherwise amend the terms of the
                                               exchange offer in any respect.

                                         See "The Exchange Offer" under the
                                         heading "Terms of the Exchange Offer."

 Procedures for Tendering Old Notes....  If you wish to tender your old notes for exchange notes, you must:

                                          o    complete and sign a letter of
                                               transmittal in accordance with
                                               the instructions contained in the
                                               letter of transmittal; and

                                          o    forward the completed letter of
                                               transmittal by mail, facsimile or
                                               hand delivery, together with any
                                               other required documents, to the
                                               exchange agent, either with the
                                               old notes to be tendered or in
                                               compliance with the specified
                                               procedures for guaranteed
                                               delivery of such old notes.

                                         Specified brokers, dealers, commercial
                                         banks, trust companies and other
                                         nominees may also effect tenders by
                                         book-entry transfer.

                                         You should not send letters of
                                         transmittal or certificates
                                         representing old notes to us. You
                                         should send those documents only to the
                                         exchange agent. The address, and
                                         telephone and facsimile numbers, of the
                                         exchange agent are set forth in "The
                                         Exchange Offer" under the heading "The
                                         Exchange Agent" and in the letter of
                                         transmittal.

 Special Procedures for Beneficial
    Owners............................   If your old notes are registered in the
                                         name of a broker, dealer, commercial
                                         bank, trust company or other nominee,
                                         we urge you to contact your nominee
                                         holder promptly if you wish to tender
                                         such old notes. See "The Exchange
                                         Offer" under the heading "Procedures
                                         for Tendering Old Notes."

 Withdrawal of Tenders.................  You may withdraw the tender of your old notes at any time on or prior to the
                                         expiration date by delivering a written
                                         notice of withdrawal to the exchange
                                         agent in conformity with the procedures
                                         discussed under "The Exchange Offer"
                                         under the heading "Withdrawal of
                                         Tenders."

 Acceptance of Old Notes and Delivery
   of Exchange Notes..................   Upon consummation of the exchange
                                         offer, we will accept any and all old
                                         notes that are validly tendered in the
                                         exchange offer and not validly
                                         withdrawn prior to 5:00 p.m., New York
                                         City time, on the expiration date. The
                                         exchange notes issued in the exchange
                                         offer will be delivered promptly after
                                         acceptance of the tendered old notes.
                                         See "The Exchange Offer" under the
                                         heading "Terms of the Exchange Offer."

 Consequences of Exchanging Old Notes..  We believe that you will be able to offer for resale, resell or otherwise
                                         transfer exchange notes issued in the
                                         exchange offer without compliance with
                                         the registration and prospectus
                                         delivery provisions of the federal
                                         securities laws, provided that:

                                          o    you are acquiring the exchange
                                               notes in the ordinary course of
                                               your business;

                                          o    you have no arrangement or
                                               understanding with any person to
                                               participate in a distribution of
                                               the old notes or the exchange
                                               notes; and

                                          o    you are not an "affiliate" of
                                               D.R. Horton, Inc., as the term is
                                               defined for the purposes of Rule
                                               405 under the Securities Act.

                                         Our belief is based on interpretations
                                         by the staff of the Securities and
                                         Exchange Commission, as set forth in
                                         no-action letters issued to third
                                         parties unrelated to us. The staff of
                                         the SEC has not considered this
                                         exchange offer in the context of a
                                         no-action letter, and we cannot assure
                                         you that the staff of the SEC would
                                         make a similar determination with
                                         respect to this exchange offer.

                                         If our belief is not accurate and you
                                         transfer an exchange note without
                                         delivering a prospectus meeting the
                                         requirements of the federal securities
                                         laws or without an exemption from these
                                         laws, you may incur liability under the
                                         federal securities laws. We do not and
                                         will not assume, or indemnify you
                                         against, this liability.

                                         Each broker-dealer that receives
                                         exchange notes for its own account in
                                         exchange for old notes that such
                                         broker-dealer acquired as a result of
                                         market-making or other trading
                                         activities must agree to deliver a
                                         prospectus meeting the requirements of
                                         the federal securities laws in
                                         connection with any resale of the
                                         exchange notes. See "The Exchange
                                         Offer" under the heading "Consequences
                                         of Exchanging Old Notes."

 Exchange Agent........................  The exchange agent for the exchange offer is American Stock Transfer &
                                         Trust Company. The address, telephone
                                         number and facsimile number of the
                                         exchange agent are provided in "The
                                         Exchange Offer" under the heading "The
                                         Exchange Agent" and in the letter of
                                         transmittal.

 Use of Proceeds.......................  We will not receive any cash proceeds from the issuance of the exchange
                                         notes. See "Use of Proceeds."

 Certain Federal Income Tax
    Consequences......................   Your acceptance of an exchange offer
                                         and the related exchange of your old
                                         notes for exchange notes will not be a
                                         taxable exchange for United States
                                         federal income tax purposes. You should
                                         not recognize any taxable gain or loss
                                         or any interest income as a result of
                                         the exchange.


                   SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

     The following is a summary of the principal terms of the exchange notes. A more detailed description is contained in the section "Description of the Exchange Notes."

 Issuer................................  D.R. Horton, Inc.

 Securities Offered....................  $250,000,000 aggregate principal amount of 8.5% Senior Exchange Notes due 2012.

 Maturity Date.........................  April 15, 2012.

 Interest Rate and Payment Dates.......  Interest will accrue from April 11,
                                         2002 and will be payable semi-annually
                                         on each April 15 and October 15,
                                         commencing October 15, 2002.

 Guarantees............................  Each guarantor is our wholly owned subsidiary that is a restricted
                                         subsidiary under the indenture for the
                                         exchange notes. However, not all of our
                                         wholly owned subsidiaries are
                                         guarantors of the exchange notes. If we
                                         cannot make payments on the exchange
                                         notes when they are due, the guarantor
                                         subsidiaries must make them.

 Optional Redemption...................  We may redeem all or some of the exchange notes, beginning on April 15,
                                         2007, at the redemption prices listed
                                         in the section entitled "Description of
                                         the Exchange Notes" under the heading
                                         "Optional Redemption."

                                         At any time on or before April 15,
                                         2005, we may redeem the exchange notes
                                         with the net cash proceeds of one or
                                         more public equity offerings by us, at
                                         a redemption price equal to 108.5% of
                                         the principal amount of the exchange
                                         notes, plus accrued and unpaid
                                         interest, if any, to the date of
                                         redemption, so long as at least 65% of
                                         the aggregate principal amount of the
                                         exchange notes remains outstanding.

 Change of Control.....................  Upon a change of control as described in the section entitled "Description of
                                         the Exchange Notes," you will have the
                                         right to require us to purchase some or
                                         all of your exchange notes at 101% of
                                         the principal amount, plus accrued and
                                         unpaid interest to the date of
                                         purchase. We can give no assurance that
                                         upon such an event we will have
                                         sufficient funds to purchase any of
                                         your exchange notes.

 Ranking...............................  These exchange notes are our general obligations and will not be secured by
                                         any collateral. Your right to payment
                                         under these exchange notes will be:

                                         o    junior to the rights of our
                                              secured creditors to the extent
                                              of the value of their security in
                                              our assets;

                                         o    equal with the rights of
                                              creditors under our other
                                              unsecured unsubordinated debt,
                                              including our revolving credit
                                              facility; and

                                         o    senior to the rights of creditors
                                              under our debt that is expressly
                                              subordinated to these exchange
                                              notes.

                                         The guarantees of our existing and
                                         future restricted subsidiaries will
                                         also not be secured by any collateral.
                                         Your right to payment under any
                                         guarantee will be:

                                         o    junior to the rights of secured
                                              creditors to the extent of the
                                              value of their security in the
                                              guarantors' assets;

                                         o    equal with the rights of
                                              creditors under the guarantors'
                                              other unsecured unsubordinated
                                              debt, including the guarantors'
                                              guarantee of our revolving credit
                                              facility; and

                                         o    senior to the rights of creditors
                                              under the guarantors' debt that
                                              is expressly subordinated to the
                                              guarantees.

                                         At March 31, 2002, assuming we had
                                         completed the change of control
                                         repurchase of the Schuler senior and
                                         senior subordinated notes and the
                                         offering of the old notes on that date
                                         and all of the net proceeds of such
                                         offering were used to reduce borrowings
                                         under our revolving credit facility,
                                         D.R. Horton, Inc. and the guarantors
                                         would have had approximately $2,713.3
                                         million of debt (including the old
                                         notes) outstanding. Of this debt, $76.2
                                         million would have been secured debt,
                                         $1,886.8 million would have been
                                         unsubordinated unsecured debt that
                                         ranks equally with the old notes and
                                         the exchange notes, and $502.4 million
                                         would have been subordinated to the old
                                         notes and the exchange notes. In
                                         addition, at such date, our
                                         non-guarantor subsidiaries would have
                                         had approximately $183.3 million of
                                         debt outstanding.

 Certain Covenants.....................  We will issue the exchange notes under an indenture. The indenture, among
                                         other things, will restrict our ability
                                         and the ability of our restricted
                                         subsidiaries to:

                                         o    borrow money;

                                         o    pay dividends on our common
                                              stock;

                                         o    repurchase our common stock;

                                         o    make investments in subsidiaries
                                              that are not restricted;

                                         o    use assets as security in other
                                              transactions;

                                         o    sell assets outside the ordinary
                                              course of business;

                                         o    merge with or into other
                                              companies; and

                                         o    enter into certain transactions
                                              with our affiliates.

                                         For more details, see the section
                                         entitled "Description of the Exchange
                                         Notes" under the heading "Certain
                                         Covenants."

        SUMMARY CONSOLIDATED AND PRO FORMA COMBINED FINANCIAL INFORMATION
                               AND OPERATING DATA

    The following summary consolidated financial information for the five years ended September 30, 2001, is derived from our audited consolidated financial statements. On April 20, 1998, we consummated a merger with Continental Homes Holding Corp., which was treated as a pooling of interests for accounting purposes. Therefore, all financial amounts have been restated as if we had been combined throughout the periods presented. The following summary consolidated financial information for the six months ended March 31, 2002 and 2001, is derived from our unaudited consolidated financial statements.

    The following unaudited summary pro forma combined financial information gives effect to our acquisition of Schuler. The unaudited pro forma combined condensed statements of income for the six months ended March 31, 2002 and for the year ended September 30, 2001, including the pro forma adjustments and accompanying notes, are incorporated herein by reference to the Form 8-K we filed with the SEC on May 29, 2002. The unaudited summary pro forma combined income statement information for the six months ended March 31, 2002, assumes that the acquisition occurred on October 1, 2001. The unaudited summary pro forma combined income statement information for the year ended September 30, 2001, assumes the acquisition occurred on October 1, 2000. The financial information about Schuler included in the pro forma combined information for the six months ended March 31, 2002 has been derived from the Schuler unaudited financial statements. The financial information about Schuler included in the pro forma combined information for the year ended September 30, 2001 has been derived from the Schuler (and its predecessor) and Western Pacific Housing unaudited financial statements.

    The unaudited summary pro forma combined financial statement information has been included for comparative purposes only. The unaudited summary pro forma combined financial statement information does not purport to show what the financial position or operating results would have been if the acquisition had been consummated as of the dates indicated and should not be construed as representative of a future operating results.


                                                                                                      PRO FORMA
                                                                                                       COMBINED
                                                                                                     WITH SCHULER
                                                                                                       FOR THE
                                                        D.R. HORTON                                      FISCAL
                                             FOR THE FISCAL YEARS ENDED SEPTEMBER 30,                 YEAR ENDED
                               ------------------------------------------------------------------    SEPTEMBER 30,
                                  1997          1998          1999          2000          2001           2001
                               ----------    ----------    ----------    ----------    ----------    -------------
                        (IN MILLIONS, EXCEPT FOR PER SHARE DATA, NUMBER OF HOMES AND RATIO OF EARNINGS TO FIXED CHARGES)

INCOME STATEMENT DATA:

Revenues:
 Homebuilding ..............   $  1,567.5    $  2,155.0    $  3,119.0    $  3,604.2    $  4,383.6    $    5,924.4
 Financial services ........         11.0          21.9          37.3          49.5          72.0            72.0
Gross profit ...............        274.9         394.9         570.5         663.1         856.4         1,169.0
Income before income
 taxes:
 Homebuilding ..............        105.6         152.0         250.7         294.5         380.8           512.2
 Financial services ........          3.0           7.1          13.1          14.7          27.0            27.0
Cumulative effect of
 change in accounting
 principle, net of
 income taxes(1) ...........           --            --            --            --           2.1             2.1
Net income .................         65.0          93.4         159.8         191.7         257.0           335.5
Income per share before
 cumulative effect of
 change in accounting
 principle:(2)
 Basic(3) ..................   $     0.71    $     0.96    $     1.40    $     1.70    $     2.25    $       2.32
 Diluted(4) ................         0.64          0.86          1.38          1.69          2.21            2.29
 Cash dividends declared
   per common share ........         0.06          0.09          0.11          0.15          0.19            0.19
Weighted average number
  of shares
  outstanding:(2)
 Basic(3) ..................         91.8          96.8         113.9         112.6         113.5           143.6
 Diluted(4) ................        107.7         112.7         116.1         113.6         115.4           145.7
SELECTED OPERATING DATA:

Gross profit margin ........         17.5%         18.3%         18.3%         18.4%         19.5%           19.7%
Number of homes closed .....       10,038        13,944        18,395        19,144        21,371          26,625
New sales orders, net
 (homes)(5) ................       10,551        15,952        18,911        19,223        22,179          27,445
New sales orders, net ($
 value)(5) .................   $  1,595.7    $  2,533.2    $  3,266.2    $  3,676.4    $  4,502.6    $    6,013.6
Sales backlog at end of
 period (homes)(6) .........        3,961         6,341         7,309         7,388         9,263          11,265
Sales backlog at end of
 period ($ value)(6) .......   $    609.2    $  1,052.9    $  1,356.5    $  1,536.9    $  1,933.8    $    2,509.7
OTHER FINANCIAL DATA:

Interest expensed:
 Expensed directly .........   $     10.9    $     16.2    $     16.5    $     15.8    $     14.1    $       21.3
 Amortized to cost of
   sales ...................         29.3          48.0          58.2          69.6          91.4           149.8
Provision for income
 taxes .....................         43.6          65.7         104.0         117.5         152.9           205.8
Depreciation and
 amortization ..............          6.6           9.4          20.3          22.0          31.2            41.3
Interest incurred(7) .......         51.2          70.4          81.0         110.0         136.3           204.3
Ratio of earnings to
 fixed charges(8) ..........        2.88x         3.13x         4.10x         3.52x         3.69x           3.42x



                                                            PRO FORMA
                                                             COMBINED
                                                           WITH SCHULER
                                    D.R. HORTON            FOR THE SIX
                                     SIX MONTHS               MONTHS
                                   ENDED MARCH 31,             ENDED
                               ------------------------      MARCH 31,
                                  2001          2002           2002
                               ----------    ----------    ------------
                               (IN MILLIONS, EXCEPT FOR PER SHARE DATA,
                                 NUMBER OF HOMES AND RATIO OF EARNINGS
                                         TO FIXED CHARGES)

INCOME STATEMENT DATA:

Revenues:
 Homebuilding ..............   $  1,766.0    $  2,711.2    $    3,286.2
 Financial services ........         28.5          48.8            48.8
Gross profit ...............        349.2         509.3           624.2
Income before income
 taxes:
 Homebuilding ..............        149.7         237.5           282.1
 Financial services ........          9.2          22.3            22.3
Cumulative effect of
 change in accounting
 principle, net of
 income taxes(1) ...........          2.1            --              --
Net income .................        101.4         162.4           189.2
Income per share before
 cumulative effect of
 change in accounting
 principle:(2)
 Basic(3) ..................   $     0.88    $     1.33    $       1.30
 Diluted(4) ................         0.86          1.26            1.24
 Cash dividends declared
   per common share ........         0.09          0.11            0.11
Weighted average number
  of shares
  outstanding:(2)
 Basic(3) ..................        112.8         122.1           145.9
 Diluted(4) ................        114.6         129.4           153.5
SELECTED OPERATING DATA:

Gross profit margin ........         19.8%         18.8%           19.0%
Number of homes closed .....        8,620        12,330          14,349
New sales orders, net
 (homes)(5) ................       10,941        13,761          15,890
New sales orders, net ($
 value)(5) .................   $  2,256.1    $  2,854.9    $    3,531.0
Sales backlog at end of
 period (homes)(6) .........        9,709        12,398          12,398
Sales backlog at end of
 period ($ value)(6) .......   $  2,083.3    $  2,663.7    $    2,663.7
OTHER FINANCIAL DATA:

Interest expensed:
 Expensed directly .........   $      6.5    $      6.1    $        7.1
 Amortized to cost of
   sales ...................         36.7          51.7            71.0
Provision for income
 taxes .....................         59.6          97.4           115.1
Depreciation and
 amortization ..............         12.0          10.7            17.9
Interest incurred(7) .......         62.7          85.6           108.4
Ratio of earnings to
 fixed charges(8) ..........        3.17x         3.65x           3.56x

                                                     D.R. HORTON                                  D.R. HORTON
                                                  AS OF SEPTEMBER 30,                            AS OF MARCH 31,
                            --------------------------------------------------------------   -----------------------
                               1997         1998         1999         2000         2001         2001         2002
                            ----------   ----------   ----------   ----------   ----------   ----------   ----------

BALANCE SHEET DATA:
 Inventories ............   $  1,024.3   $  1,358.0   $  1,866.1   $  2,191.0   $  2,804.4   $  2,533.0   $  4,201.1
 Total assets ...........      1,248.3      1,667.8      2,361.8      2,694.6      3,652.2      3,127.0      5,596.7
 Notes payable ..........        650.7        854.5      1,190.6      1,344.4      1,884.3      1,691.7      2,896.4
 Stockholders' equity ...        427.9        549.4        797.6        969.6      1,250.2      1,072.2      2,038.7

----------

(1) On October 1, 2000, we adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" (SFAS #133) as amended by SFAS #137 and #138. Accordingly, the fair market value of our interest rate swaps, which were not designated as hedges under SFAS #133, was recorded, net of applicable income taxes, as a cumulative effect of a change in accounting principle.

(2) Income per share amounts and weighted average number of shares outstanding have been adjusted as appropriate to reflect the effects of the 9% and 11% stock dividends of September 2000 and March 2001 and the effect of the April 2002 three-for-two stock split effected as a stock dividend.

(3) Basic income per share before cumulative effect of change in accounting principle is based upon the weighted average number of shares of common stock outstanding during each year.

(4) Diluted income per share before cumulative effect of change in accounting principle is based upon the weighted average number of shares of common stock outstanding during each year, adjusted for the effects of dilutive securities outstanding.

(5) Represents homes placed under contract during the period, net of cancellations.

(6) Represents homes under contract but not yet closed at the end of the period.

(7) Interest incurred consists of all interest costs, whether expensed or capitalized, including amortization of debt issuance costs, if applicable.

(8) For purposes of computing the ratio of earnings to fixed charges, earnings consist of the sum of income before income taxes and the cumulative effect of change in accounting principle, interest amortized to cost of sales, interest expense and the portion of rent expense deemed to represent interest. Fixed charges consist of interest incurred, whether expensed or capitalized, including amortization of debt issuance costs, if applicable, and the portion of rent expense deemed to represent interest.

                                  RISK FACTORS

     Before you participate in the exchange offer, you should consider all of the information set forth in this prospectus and the information incorporated by reference and, in particular, you should evaluate the risk factors set forth below.

RISKS RELATING TO OUR BUSINESS

BECAUSE OF THE CYCLICAL NATURE OF OUR INDUSTRY, FUTURE CHANGES IN GENERAL ECONOMIC, REAL ESTATE CONSTRUCTION OR OTHER BUSINESS CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     Cyclical Industry. The homebuilding industry is cyclical and is significantly affected by changes in general and local economic conditions, such as:

          o    employment levels;

          o    availability of financing for home buyers;

          o    interest rates;

          o    consumer confidence; and

          o    housing demand.

     An oversupply of alternatives to new homes, such as rental properties and used homes, could depress new home prices and reduce our margins on the sale of new homes.

     The terrorist attacks at the World Trade Center and the Pentagon or other acts of violence in the future, and any corresponding response by the United States, may adversely affect general economic conditions or cause a slowdown of the national economy.

     Inventory Risks. Inventory risks can be substantial for homebuilders. We must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within our current markets. The risks inherent in purchasing and developing land increase as consumer demand for housing decreases. Thus, we may have bought and developed land on which we cannot build and sell homes. The market value of undeveloped land, building lots and housing inventories can fluctuate significantly as a result of changing market conditions. We cannot assure you that the measures we employ to manage inventory risks will be successful.

     In addition, inventory carrying costs can be significant and can result in losses in a poorly performing project or market. In the event of significant changes in economic or market conditions, we may have to sell homes at a loss.

     Supply Risks. The homebuilding industry has from time to time experienced significant difficulties, including:

          o    shortages of qualified trades people;

          o reliance on local subcontractors, who may be inadequately capitalized;

          o    shortages of materials; and

          o volatile increases in the cost of materials, particularly increases in the price of lumber, drywall and cement, which are significant components of home construction costs.

     Risks from Nature. Weather conditions and natural disasters, such as hurricanes, tornadoes, earthquakes, volcanic activity, floods and fires, can harm the homebuilding business. The climates and geology of many of the states in which we operate, including California, Florida, Georgia, Hawaii, North Carolina, Oregon, South Carolina, Texas and Washington, present increased risks of natural disaster.

     As a result of all of the foregoing, in the future, potential customers may be less willing or able to buy our homes, or we may take longer or pay more costs to build them. We may not be able to recapture increased costs by raising prices in many cases because we fixed our prices up to six months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

FUTURE INCREASES IN INTEREST RATES OR REDUCTIONS IN MORTGAGE AVAILABILITY COULD PREVENT POTENTIAL CUSTOMERS FROM BUYING OUR HOMES AND ADVERSELY AFFECT OUR BUSINESS.

     Virtually all our customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could depress the market for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their homes to potential buyers who need financing. This could adversely affect our results of operations.

     In addition, we believe that the availability of FHA and VA mortgage financing is an important factor in marketing many of our homes. Any limitations or restrictions on the availability of such financing could adversely affect our sales.

GOVERNMENTAL REGULATIONS COULD INCREASE THE COST AND LIMIT THE AVAILABILITY OF OUR DEVELOPMENT AND HOMEBUILDING PROJECTS AND ADVERSELY AFFECT OUR BUSINESS.

     We are subject to extensive and complex regulations that affect the development and homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the costs of development or homebuilding.

     We also are subject to a variety of local, state and federal laws and regulations concerning protection of the environment. These environmental laws may result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict development and homebuilding activity in environmentally sensitive regions or areas.

OUR SUBSTANTIAL DEBT COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

     We have a significant amount of debt. As of March 31, 2002, assuming we had completed the offering of the old notes on that date and all of the net proceeds of such offering were used to reduce borrowings under our revolving credit facility, our consolidated debt would have been approximately $2.9 billion.

     Possible Consequences. The amount of our debt could have important consequences to you. For example, it could:

          o limit our ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

          o require us to dedicate a substantial portion of our cash flow from operations to payment of or on our debt and reduce our ability to use our cash flow for other purposes;

          o limit our flexibility in planning for, or reacting to, the changes in our business;

          o place us at a competitive disadvantage because we have more debt than some of our competitors; and

          o make us more vulnerable in the event of a downturn in our business or in general economic conditions.

     Dependence on Future Performance. Our ability to meet our debt service and other obligations will depend upon our future performance. We are engaged in businesses that are substantially affected by changes in economic cycles. Our revenues and earnings vary with the level of general economic activity in the markets we serve. Our businesses are also affected by financial, political, business and other factors, many of which are beyond our control. The factors that affect our ability to generate cash can also affect our ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt, or the sale of assets. Changes in prevailing interest rates may affect our ability to meet our debt service obligations, because borrowings under our revolving credit facility bear interest at floating rates. We have entered into "interest rate swap" agreements for only a portion of our outstanding borrowings.

     Our debt payment obligations for the 12 months beginning April 1, 2002 total $213.4 million. Based on the current level of operations, we believe our cash flow from operations, available cash and available borrowings under our revolving credit facility will be adequate to meet our future liquidity needs. We cannot assure you, however, that in the future our business will generate sufficient cash flow from operations or that borrowings will be available to us in an amount sufficient to enable us to pay or refinance our indebtedness or to fund other liquidity needs.

     Indenture and Credit Facility Restrictions. The indentures governing our outstanding public debt and our revolving credit facility impose restrictions on our operations and activities. The most significant restrictions relate to debt incurrence, lien incurrence, sales of assets and cash distributions by us and require us to comply with certain financial covenants. If we fail to comply with any of these restrictions or covenants, the trustees or the banks, as appropriate, could cause our debt to become due and payable prior to maturity. In addition, available credit under our revolving credit facility is subject to limitations based on specified percentages of the costs of unsold homes, developed lots and lots under development included in inventory and the amount of other senior, unsecured indebtedness. Under the most restrictive of the limitations imposed by our indentures and revolving credit agreement, as of March 31, 2002, assuming we had completed the offering of the old notes on that date and all of the net proceeds of such offering were used to reduce borrowings under our revolving credit facility, we would have been permitted to increase our homebuilding debt by approximately $1,376.8 million, which includes approximately $306.1 million available under our revolving credit facility.

HOMEBUILDING IS VERY COMPETITIVE, AND COMPETITIVE CONDITIONS COULD ADVERSELY AFFECT OUR BUSINESS.

     The homebuilding industry is highly competitive. Homebuilders compete not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor. We compete with other local, regional and national homebuilders, including those with a sales presence on the Internet, often within larger subdivisions designed, planned and developed by such homebuilders. The competitive conditions in the homebuilding industry could result in:

          o    difficulty in acquiring suitable land at acceptable prices;

          o    increased selling incentives;

          o    lower sales or profit margins; or

          o    delays in construction of our homes.

OUR FUTURE GROWTH REQUIRES ADDITIONAL CAPITAL, WHICH MAY NOT BE AVAILABLE.

     Our operations require significant amounts of cash. We will be required to seek additional capital, whether from sales of equity or debt or additional bank borrowings, for the future growth and development of our business. We can give no assurance as to the terms or availability of such additional capital. Moreover, the indentures for our outstanding debt and our revolving credit facility contain provisions that restrict the debt we may incur in the future. If we are not successful in obtaining sufficient capital, it could reduce our sales and may adversely affect our future growth and results of operations.

WE CANNOT ASSURE YOU THAT OUR GROWTH STRATEGIES WILL BE SUCCESSFUL.

     Since 1993, we have acquired many homebuilding companies. In addition to our internal growth, we are currently focusing on strategic acquisitions of homebuilding companies. Successful strategic acquisitions require the integration of operations and management and other efforts to realize the benefits that may be available. Although we believe that we have been successful in doing so in the past, we can give no assurance that we will continue to be able to identify, acquire and integrate successful strategic acquisitions in the future. Moreover, we may not be able to implement successfully our operating and growth strategies within our existing markets.

RISKS RELATING TO THE EXCHANGE NOTES

THERE ARE CONSEQUENCES ASSOCIATED WITH FAILING TO EXCHANGE THE OLD NOTES FOR THE EXCHANGE NOTES.

     If you do not exchange your old notes for exchange notes in the exchange offer, you will still have the restrictions on transfer provided in the old notes and the indenture. In general, the old notes may not be offered or sold unless registered or exempt from registration under the Securities Act, or in a transaction not subject to the Securities Act, and applicable state securities laws. We do not plan to register the old notes under the Securities Act.

YOU MUST COMPLY WITH THE PROCEDURES FOR THE EXCHANGE OFFER IN ORDER TO RECEIVE THE EXCHANGE NOTES.

     You are responsible for complying with all exchange offer procedures. You will only receive exchange notes in exchange for your old notes if, prior to the expiration date, you deliver the following to the exchange agent:

     o certificate for the old notes or a book-entry confirmation of a book-entry transfer of the old notes into the exchange agent's account with The Depository Trust Company;

     o the letter of transmittal or facsimile thereof, properly completed and duly executed by you, together with any required signature guarantees; and

     o    other documents required by the letter of transmittal.

     You should allow sufficient time to ensure that the exchange agent receives all required documents before the expiration date. Neither we nor the exchange agent has any duty to inform you of defects or irregularities with respect to the tender of your old notes for exchange notes. See "The Exchange Offer."

WE MAY NOT HAVE THE ABILITY TO RAISE FUNDS NECESSARY TO FINANCE ANY CHANGE OF CONTROL OFFER REQUIRED BY THE INDENTURE.

         If a change of control occurs as described in the section "Description of Exchange Notes" under the heading "Certain Covenants," we would be required to offer to purchase your notes at 101% of their principal amount, together with all accrued and unpaid interest, if any. If a purchase offer obligation arises under the indenture governing the exchange notes, a change of control will have also occurred under one or more of the other indentures governing our debt. Moreover, a change of control may also result in the acceleration under our revolving credit facility. If a purchase offer were required under the indentures for our other debt or our revolving credit debt were accelerated, we can give no assurance that we would have sufficient funds to pay the purchase price for all debt that we are required to repurchase or repay. After giving effect to the issuance of the old notes, we would not have sufficient funds available to purchase all of such outstanding debt upon a change of control.

FEDERAL AND STATE LAWS ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND TO REQUIRE YOU TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

         Although you will be direct creditors of the guarantors by virtue of the guarantees, a court could avoid or subordinate any guarantor's guarantee under the fraudulent conveyance laws if existing or future creditors of such guarantor were successful in establishing that:

          o    such guarantee was incurred with fraudulent intent; or

          o such guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee; and

               -    was insolvent at the time of the guarantee;

               -    was rendered insolvent by reason of the guarantee;

               - was engaged in a business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

               - intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured.

         The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred would vary depending upon the laws of the relevant jurisdiction and upon the valuation assumption and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

          o the sum of the company's debts, including contingent, unliquidated and unmatured liabilities, is greater than all of such company's property at a fair valuation; or

          o the present fair saleable value of the company's assets is less than the amount that will be required to pay the probable liability on its existing debts as they become absolute and matured.

WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP FOR THE EXCHANGE NOTES.

     Although we have applied to list the exchange notes and related guarantees on the New York Stock Exchange, there is no established trading market for the exchange notes and we cannot assure you that the exchange notes will be listed. If such a market were to develop, the exchange notes could trade at prices that are higher or lower than the initial offering price of the old notes depending on many factors, including the number of holders of the exchange notes, the overall market for similar securities, our financial performance and prospects and prospects for companies in our industry generally. The initial purchasers of the old notes have informed us that they intend to make a market in the exchange notes. However, the initial purchasers are not obligated to do so, and may cease any market-making activities at any time without notice. If the exchange notes are not listed on a securities exchange, you cannot be sure that an active trading market will develop for the exchange notes, that you will be able to sell your exchange notes, or that, even if you can sell them, you will be able to do so at an acceptable price.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     When we sold the old notes on April 11, 2002, we entered into a registration rights agreement with the initial purchasers of those notes. Under the registration rights agreement, we and the guarantors agreed to:

          o use our respective reasonable best efforts to file with the SEC a registration statement, with respect to the exchange of the exchange notes which are registered under the Securities Act for old notes, not later than 90 days of April 11, 2002 or, if that day is not a business day, then the next day that is a business day;

          o use our respective reasonable best efforts to cause the exchange offer registration statement to be declared effective by the SEC within 150 days of April 11, 2002 or, if that day is not a business day, then the next day that is a business day; and

          o upon the effectiveness of the exchange offer registration statement, promptly commence the exchange offer.

     We and the guarantors also agreed to use our respective reasonable best efforts to keep the exchange offer open for not less than 20 business days and not more than 30 business days after the date notice of the exchange offer is mailed to the holders of the old notes (or, in each case, longer, if required by applicable law).

     If any changes in applicable law or the applicable interpretations of the staff of the SEC do not permit us to effect the exchange offer, or if for any reason the exchange offer is not completed within 180 days of April 11, 2002, or if any holder of the old notes, other than the initial purchasers, is not eligible to participate in the applicable exchange offer because of applicable law or the applicable interpretations of the staff of the SEC, or upon the request of an initial purchaser under the specified circumstances, we and the guarantors will, at our cost:

     o as promptly as practicable and in any event on or before 45 days after such filing obligation arises, file a shelf registration statement covering resales of the old notes or exchange notes, as applicable;

     o use our respective reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 135 days after such filing obligation arises; and

     o use our reasonable best efforts to keep effective the shelf registration for up to two years after its effective date.

     If we file a shelf registration statement, we will provide to each holder of the applicable notes copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement for such notes has become effective and take other actions as are required to permit unrestricted resales of such notes. A holder of notes that sells the notes pursuant to the shelf registration statement generally will be:

     o required to be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers;

     o subject to certain of the civil liability provisions under the Securities Act in connection with the sales; and

     o bound by the provisions of the registration rights agreement which are applicable to such a holder, including indemnification obligations.

     In addition, each holder of the notes will be required to deliver information to be used in connection with the shelf registration statement in order to have its notes included in the shelf registration statement.

     We are required to pay liquidated damages to the holders of old notes whose old notes are subject to transfer restrictions if:

     o neither an exchange offer registration statement nor a shelf registration statement has been filed with the SEC on or before the 90th calendar day after April 11, 2002 or, if that day is not a business day, then the next day that is a business day;

     o neither an exchange offer registration statement nor a shelf registration statement has been declared effective on or before the 150th day after April 11, 2002 or, if that day is not a business day, then the next day that is a business day;

     o the exchange offer has not been completed on or before the 180th calendar day after April 11, 2002 or, if that day is not a business day, then the next day that is a business day; or

     o after either an exchange offer registration statement or a shelf registration statement has been declared effective by the SEC but shall thereafter cease to be effective, except as specifically permitted therein.

Each of these four events is referred to as a registration default. The liquidated damages consist of an amount in cash equal to 0.25% per annum of the aggregate principal amount of the old notes for the period from the occurrence of the registration default until such time as no registration default is in effect, which rate shall increase by 0.25% per annum for each subsequent 90-day period during which such registration default continues up to a maximum of 1.0% per annum.

     A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.

TERMS OF THE EXCHANGE OFFER

     This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange old notes that are validly tendered on or before the expiration date and are not withdrawn as permitted below. The expiration date for the exchange offer is 5:00 p.m., New York City time, on ______ __, 2002, or such later date and time to which we, in our sole discretion, extend the exchange offer.

     The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the old notes, except that the exchange notes being issued in the exchange offer:

     o    will have been registered under the Securities Act;

     o will not bear the restrictive legends restricting their transfer under the Securities Act; and

     o will not contain the registration rights and liquidated damages provisions contained in the old notes.

     Old notes tendered in the exchange offer must be in denominations of the principal amount of $1,000 and any integral multiple of $1,000.

     We expressly reserve the right, in our sole discretion:

     o   to extend the expiration date;

     o   to delay accepting any old notes;

     o if any of the conditions set forth below under the heading "Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any old notes for exchange; and

     o   to amend the exchange offer in any manner.

     We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

     WE MAKE NO RECOMMENDATION TO THE HOLDERS OF THE OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OLD NOTES MUST MAKE THEIR OWN DECISION AS TO WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE AMOUNT OF OLD NOTES TO TENDER, AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITIONS AND REQUIREMENTS.

PROCEDURES FOR TENDERING OLD NOTES

     When the holder of old notes tenders and we accept old notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date:

          o transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to the American Stock Transfer & Trust Company, the exchange agent, at the address set forth below under the heading "The Exchange Agent"; or

          o if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent's message to the exchange agent at the address set forth below under the heading "The Exchange Agent."

     In addition, either:

          o the exchange agent must receive the certificates for the old notes and the letter of transmittal;

          o the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at The Depository Trust Company, or DTC, along with the letter of transmittal or an agent's message; or

          o the holder must comply with the guaranteed delivery procedures described below.

     The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, referred to as a "book-entry confirmation," which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

     The method of delivery of the old notes, the letter of transmittal and all other required documents is at the election and risk of the holder. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to us.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

          o by a holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

          o    for the account of an eligible institution.

     An "eligible institution" is a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (a) a bank, (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (c) a credit union, (d) a national securities exchange, registered securities association or clearing agency, or (e) a savings association that is a participant in the Securities Transfer Association.

     If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

     We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange in our sole discretion. We reserve the absolute right to:

          o    reject any and all tenders of any old note improperly tendered;

          o refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful; and

          o waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer.

     Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties.

Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any such persons incur any liability for failure to give such notification.

     If a person or persons other than the registered holder or holders of the old notes tendered for exchange signs the letter of transmittal, the tendered old notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders that appear on the old notes.

     If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any old notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person's authority to so act unless we waive this requirement.

     By tendering, each holder will represent to us that, among other things, any exchange notes received by such holder in the exchange offer will be acquired in the ordinary course of its business, that such holder has no arrangement or understanding with any person to participate in the distribution of the old notes or the exchange notes and that such holder is not an "affiliate" of our company as defined in Rule 405 under the Securities Act. If any holder is an "affiliate" of our company, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the exchange notes, such holder or any such other person:

          o may not rely on the applicable interpretations of the staff of the SEC; and

          o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES ISSUED IN THE EXCHANGE OFFER

     Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all old notes validly tendered and will issue exchange notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted validly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

     For each old note accepted for exchange, the holder will receive a exchange note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of exchange notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the old notes or, if interest has been paid, the most recent date to which interest has been paid. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. We may be required to make additional payments in the form of liquidated damages to the holders of the old notes under circumstances relating to the timing of the exchange offer, as discussed above.

     In all cases, we will issue exchange notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

          o certificates for such old notes or a timely book-entry confirmation of such old notes into the exchange agent's account at DTC;

          o a properly completed and duly executed letter of transmittal or an agent's message; and

          o    all other required documents.

     If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged old notes without cost to the tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, such non-exchanged old notes will be credited to an account maintained with DTC. We will return the old notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFERS

     The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's system must make book-entry delivery of old notes denominated in dollars by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent's account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an agent's message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of old notes tendered in the exchange offer may be effected through book-entry transfer at DTC as applicable. However, unless a holder complies with the guaranteed delivery procedures described below, the letter of transmittal or facsimile thereof or an agent's message, with any required signature guarantees and any other required documents, must be transmitted to and received by the exchange agent at the address set forth below under the heading "The Exchange Agent" on or prior to the expiration date.

GUARANTEED DELIVERY PROCEDURES

     If a holder of old notes desires to tender such notes and the holder's old notes are not immediately available, or time will not permit such holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

          o    the holder tenders the old notes through an eligible institution;

          o prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

          o the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

WITHDRAWALS OF TENDERS

     You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "The Exchange Agent." Any such notice of withdrawal must:

          o specify the name of the person having tendered the old notes to be withdrawn;

          o identify the old notes to be withdrawn, including the principal amount of such old notes; and

          o where certificates for old notes are transmitted, specify the name in which old notes are registered, if different from that of the withdrawing holder.

     If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the DTC's procedures. We will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and our determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those old notes without cost to the holder. In the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC, the old notes withdrawn will be credited to an account maintained with DTC for the old notes. The old notes will be returned or credited to this account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described under the heading "Procedures For Tendering Old Notes" above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

     We are not required to accept for exchange, or to issue exchange notes in the exchange offer for, any old notes and we may terminate or amend the exchange offer at any time before the acceptance of old notes for exchange, if:

          o any federal law, statute, rule or regulation is adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer;

          o any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

          o there is a change in the current interpretation by staff of the SEC which permits the exchange notes issued in the exchange offer in exchange for the old notes to be offered for resale, resold and otherwise transferred by such holders, other than broker-dealers and any such holder which is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the exchange notes acquired in the exchange offer are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes;

          o there is a general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market;

          o any governmental agency creates limits that adversely affect our ability to complete the exchange offer;

          o there is any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer;

          o there is a change or a development involving a prospective change in our and our subsidiaries' businesses, properties, assets, liabilities, financial condition, operations or results of operations, taken as a whole, that is or may be adverse to us; or

          o we become aware of facts that, in our reasonable judgment, have or may have adverse significance with respect to the value of the old notes or the exchange notes to be issued in the exchange offer.

     The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least three business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

THE EXCHANGE AGENT

     We have appointed the American Stock Transfer & Trust Company as our exchange agent for the exchange offer. You should direct all executed letters of transmittal to our exchange agent at the address set forth below. You should direct all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent as follows:

         BY MAIL, OVERNIGHT COURIER OR HAND DELIVERY:
         American Stock Transfer & Trust Company
         59 Maiden Lane
         New York, New York  10038

         Telephone number: (800) 937-5449
         Facsimile transmission (for eligible institutions only): (718) 234-5001

     Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of such letter of transmittal.

FEES AND EXPENSES

     We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred in connection with the exchange offer, including:

     o   the SEC registration fee;

     o   fees and expenses of the exchange agent and the trustee;

     o   accounting and legal fees;

     o   printing fees; and

     o   other related fees and expenses.

TRANSFER TAXES

     Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the exchange notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders who desire to tender their old notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither we, the exchange agent nor any other person are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

     Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws.

     Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

     Holders of the exchange notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

CONSEQUENCES OF EXCHANGING OLD NOTES

     Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the exchange notes may be offered for resale, resold or otherwise transferred by holders of those exchange notes, other than by any holder that is an "affiliate" of our company within the meaning of Rule 405 under the Securities Act. The exchange notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

          o the exchange notes issued in the exchange offer are acquired in the ordinary course of the holder's business; and

          o the holder, other than a broker-dealer, has no arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer.

     However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer as in such other circumstances.

     Each holder must furnish a written representation, at our request, that:

          o it is acquiring the exchange notes in the ordinary course of its business;

          o it has no arrangement or understanding with any person to participate in a distribution of the old notes or the exchange notes; and

          o    it is not an affiliate of our company.

     Each holder must acknowledge that, if a broker-dealer receives exchange notes for its own account in exchange for old notes, other than as a result of market-making or other trading activities, or if an affiliate of our company receives exchange notes,

          o such broker-dealer or affiliate may not rely on the applicable interpretation of the SEC staff's position contained in Exxon Capital Holdings Corp., SEC No-Action Letter (May 13, 1989), Morgan, Stanley & Co., Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993); and

          o such broker-dealer or affiliate must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, which must be covered by an effective registration statement that contains information with respect to any selling holder required by the Securities Act, in connection with any resale of exchange notes issued in the exchange offer.

     Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes.

     See "Plan of Distribution" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

     In addition, to comply with state securities laws of certain jurisdictions, the exchange notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We have agreed in the registration rights agreement that, prior to any public offering of exchange notes, we will use our reasonable best efforts to arrange, if necessary, for the qualification of the exchange notes for sale under the securities laws of those states as any holder of the notes reasonably requests in writing and will maintain such qualification in effect so long as reasonably required. Unless a holder requests, we currently do not intend to register or qualify the sale of the exchange notes in any state where an exemption from registration or qualification is required and not available. However, we intend to apply to list the exchange notes and related guarantees on the New York Stock Exchange. If the exchange notes and related guarantees are authorized for listing on the New York Stock Exchange, Section 18 of the Securities Act provides that no state may require the registration or qualification of the sale of the exchange notes in such state.


                                 USE OF PROCEEDS

     The exchange offer is intended to satisfy certain of our obligations under the registration rights agreements. We will not receive any proceeds from the issuance of the exchange notes or the closing of the exchange offer.

     In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive, in exchange, an equal number of old notes in like principal amount. The form and terms of the exchange notes are identical in all material respects to the form and terms of the old notes, except as otherwise described in "The Exchange Offer" under the heading "Terms of the Exchange Offer." The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued.

     The net proceeds from the offering of the old notes, after deducting fees and costs, of $247.2 million were used for repayment of outstanding debt under our revolving credit facility and general corporate purposes. Amounts repaid under our revolving credit facility remain available for future borrowing. Borrowings under our revolving credit facility are available, subject to satisfaction of customary borrowing conditions, for our homebuilding operations, acquisitions, working capital, repayment of debt and other general corporate purposes. See footnote 2 to the section entitled "Capitalization." Borrowings under our revolving credit facility currently bear interest at an annual rate equal to 90-day LIBOR plus 1.825%, and a portion of these borrowings is subject to an interest rate swap that effectively fixes the annual rate at 5.10%.

                                 CAPITALIZATION

     The following table sets forth our capitalization as of March 31, 2002 and as adjusted to reflect the repurchase of Schuler notes in our change of control offers in connection with the Schuler acquisition, the effect of the three-for-two stock split, the sale of the old notes and the application of the net proceeds of the sale of the old notes.

                                                                  AS OF MARCH 31, 2002
                                                             ----------------------------
                                                                ACTUAL        ADJUSTED(1)
                                                             ------------    ------------
                                                                (DOLLARS IN THOUSANDS)

Homebuilding debt:
  Notes payable under revolving credit facility(2) .......   $    480,000    $    253,662
  Notes payable -- other, secured ........................        111,334         111,334
  8.375% senior notes due 2004, net ......................        149,141         149,141
  10.5% senior notes due 2005, net .......................        199,498         199,498
  10% senior notes due 2006, net .........................        147,701         147,701
  9% senior notes due 2008, net ..........................        102,704         102,704
  8% senior notes due 2009, net ..........................        383,346         383,346
  9.375% senior notes due 2009, net ......................        262,305         246,567
  9.75% senior subordinated notes due 2010, net ..........        148,954         148,954
  9.375% senior subordinated notes due 2011, net .........        199,698         199,698
  7.875% senior notes due 2011, net ......................        198,377         198,377
  10.5% senior subordinated notes due 2011, net ..........        159,334         153,784
  8.5% senior notes due 2012, net ........................             --         247,928
  Zero coupon convertible senior notes due 2021,net(3) ...        205,805         205,805
                                                             ------------    ------------
  Total homebuilding debt ................................      2,748,197       2,748,499
Notes payable under mortgage warehouse facility ..........        148,157         148,157
                                                             ------------    ------------
  Total debt .............................................      2,896,354       2,896,656
                                                             ------------    ------------
Stockholders' equity:
  Preferred stock, $.10 par value; 30,000,000 shares
     authorized, no shares issued ........................             --              --
  Common stock, $.01 par value; 200,000,000 shares
     authorized, 97,502,837 shares issued and
     outstanding before the three-for-two stock split
     and 146,254,255 shares issued and outstanding
     after the three-for-two stock split .................            975           1,463
  Additional capital .....................................      1,346,697       1,346,209
  Unearned compensation(4) ...............................         (7,460)         (7,460)
  Retained earnings ......................................        698,519         698,519
                                                             ------------    ------------
  Total stockholders' equity .............................      2,038,731       2,038,731
                                                             ------------    ------------
  Total capitalization ...................................   $  4,935,085    $  4,935,387
                                                             ============    ============

----------

(1) Adjusted to reflect (i) the repurchase of $20.2 million in principal amount of the Schuler senior and senior subordinated notes in our change of control offers in connection with the Schuler acquisition, (ii) the effect of the April 2002 three-for-two stock split effected as a stock dividend, and (iii) the application of the proceeds from the offering of the old notes to repay debt under our revolving credit facility. See the sections entitled "Summary" and "Use of Proceeds."

(2) We have an $805 million unsecured revolving credit facility with 21 financial institutions. The revolving credit facility matures in January 2006 and includes $125 million that may be used for letters of credit. Available credit under the facility is subject to limitations based on specified percentages of the costs of unsold homes, developed lots and lots under development included in inventory and the amount of other unsecured senior indebtedness. The revolving credit facility and our senior and senior subordinated note indentures contain covenants which, taken together, limit investments in inventory, cash dividends and other restricted payments, incurrence of indebtedness, creation of liens and asset dispositions, and require minimum levels of tangible net worth.

(3) Holders of our zero coupon convertible senior notes may require us to purchase their notes at their accreted value in 2003, 2008 and 2013. We may redeem these notes at their accreted value beginning in 2003. Each $1,000 in principal amount of the approximately $381 million in aggregate principal amount at maturity of these notes outstanding is convertible into our common stock on any date as of which the average closing price of our common stock for the 20 preceding trading days exceeds the specified threshold of 110% of the accreted value of the note, divided by the conversion rate. The conversion rate was adjusted to 26.2391 shares per $1,000 principal amount as of March 26, 2002, in connection with our three-for-two stock split. The notes first became eligible for conversion on February 5, 2002, and have remained eligible for conversion on each day since then through the date of this prospectus. The shares issuable upon conversion of the notes have been included in the calculation of diluted earnings per share for the three months and six months ended March 31, 2002.

(4) Unearned compensation represents the intrinsic value of unvested options to purchase D.R. Horton common stock which were issued to Schuler employees in connection with the acquisition of Schuler. The unearned compensation is being amortized over the remaining vesting period of the stock options.

                                    BUSINESS

    We are a national homebuilder. We construct and sell high quality single-family homes, principally for first-time and move-up home buyers. Although we have historically positioned ourselves as a custom builder, in the last five years we have acquired five volume homebuilding companies (Schuler, Continental, Torrey, Cambridge and Emerald) which enable us to compete across a broader product offering.

OPERATING STRATEGY

    We believe that the following operating strategies have enabled us to achieve consistent growth and profitability:

Geographic Diversity

    From 1978 to late 1987, excluding Continental Homes locations, our homebuilding activities were conducted in the Dallas/Fort Worth area. We then instituted a policy of diversifying geographically, entering the following of our current markets, both through startup operations and acquisitions, in the years shown:

           YEARS ENTERED                     MARKETS
           -------------                     -------

           1987..........    Phoenix
           1988..........    Atlanta, Orlando
           1989..........    Charlotte
           1990..........    Houston
           1991..........    Maryland-D.C., Virginia-D.C.
           1992..........    Chicago, Raleigh/Durham
           1993..........    Austin, Los Angeles, Salt Lake City, San Diego
           1994..........    Minneapolis/St. Paul, Las Vegas, San Antonio
           1995..........    Birmingham, Denver, Greensboro, Miami/West Palm
                             Beach
           1996..........    Albuquerque
           1997..........    Greenville, New Jersey, Tucson
           1998..........    Charleston, Hilton Head, Jacksonville, Killeen,
                             Louisville, Myrtle Beach, Portland, Richmond,
                             Sacramento, Williamsburg
           1999..........    Columbia
           2001..........    Fort Myers/Naples
           2002..........    Colorado Springs, Hawaii, San Francisco Bay Area,
                             Seattle

    We continually monitor the sales and margins achieved in each of the subdivisions in which we operate as part of our evaluation of the use of our capital. While we believe there are significant growth opportunities in our existing markets, we also intend to continue our policy of diversification by seeking to enter new markets. We believe our diversification strategy mitigates the effects of local and regional economic cycles and enhances our growth potential. Typically, we will not invest material amounts in real estate, including raw land, developed lots, models and speculative homes, or overhead in start-up operations in new markets, until such markets demonstrate significant growth potential and acceptance of our products.

Acquisitions

    As an integral component of our operational strategy of continued expansion, we continually evaluate opportunities for strategic acquisitions. We believe that expanding our operations through the acquisition of existing homebuilding companies affords us several benefits not found in start-up operations. Such benefits include:

     o    Established land positions and inventories;

     o Existing relationships with land owners, developers, subcontractors and suppliers;

     o    Brand name recognition; and

     o    Proven product acceptance by home buyers in the market.

    In evaluating potential acquisition candidates, we seek homebuilding companies that have an excellent reputation, a track record of profitability and a strong management team with an entrepreneurial orientation. We limit the risks associated with acquiring a going concern by conducting extensive operational, financial and legal due diligence on each acquisition and by only acquiring homebuilding companies that we believe will have an immediate positive impact on our earnings. Since 1993, we have made 18 acquisitions. We will continue to evaluate potential future acquisition opportunities that satisfy our acquisition criteria in both existing and new markets.

Decentralized Operations

    We decentralize our homebuilding activities to give more operating flexibility to our local division presidents. We have 52 separate operating divisions, some of which are in the same market area. Generally, each operating division consists of a division president, an office manager and staff, a sales manager and sales personnel, and a construction manager and construction superintendents. We believe that division presidents, who are intimately familiar with local conditions, make better decisions regarding local operations. Our division presidents receive performance bonuses based upon achieving targeted operating levels in their operating divisions.

Operating Division Responsibilities

    Each operating division is responsible for:

    o   Site selection, which involves

        --  A feasibility study;

        --  Soil and environmental reviews;

        --  Review of existing zoning and other governmental requirements; and

        -- Review of the need for and extent of offsite work required to meet local building codes.

    o   Negotiating lot option or similar contracts;

    o   Overseeing land development;

    o   Planning its homebuilding schedule;

    o   Selecting building plans and architectural schemes;

    o   Obtaining all necessary building approvals; and

    o   Developing a marketing plan.

Corporate Office Controls

    The corporate office controls key risk elements through centralized:

    o   Financing;

    o   Cash management;

    o   Risk management;

    o   Accounting and management reporting;

    o   Payment of subcontractors' invoices;

    o   Administration of payroll and employee benefits;

    o   Final approval of land and lot acquisitions;

    o   Capital allocation; and

    o   Oversight of inventory levels.

Cost Management

    We control our overhead costs by centralized administrative and accounting functions and by limiting the number of field administrative personnel and middle level management positions. We also minimize advertising costs by participating in promotional activities, publications and newsletters sponsored by local real estate brokers, mortgage companies, utility companies and trade associations.

    We control construction costs through the efficient design of our homes and by obtaining favorable pricing from certain subcontractors and national vendors based on the high volume of services and products they provide us. We also control construction costs by monitoring expenses on each house through our purchase order system. We control capital and overhead costs by monitoring our inventory levels through our management information systems.

MARKETS

    Homebuilding activities are conducted in five geographic regions, consisting of:

       GEOGRAPHIC REGION                      MARKETS
       -----------------                      -------

     Mid-Atlantic.......   Charleston, Charlotte, Columbia, Greensboro,
                           Greenville, Hilton Head, Maryland-D.C., Myrtle
                           Beach, New Jersey, Raleigh/Durham, Richmond,
                           Virginia-D.C., Williamsburg
     Midwest............   Chicago, Louisville, Minneapolis/St. Paul
     Southeast..........   Atlanta, Birmingham, Fort Myers/Naples, Jacksonville,
                           Miami/West Palm Beach, Orlando
     Southwest..........   Albuquerque, Austin, Dallas, Fort Worth, Houston,
                           Killeen, Phoenix, San Antonio, Tucson
     West...............   Colorado Springs, Denver, Hawaii, Las Vegas, Los
                           Angeles, Portland, Sacramento, Salt Lake City,
                           San Diego, San Francisco Bay Area, Seattle

    When entering new markets or conducting operations in existing markets, among the things we consider are:

    o   Regional economic conditions;

    o   Job growth;

    o   Land availability;

    o   Local land development process;

    o   Consumer tastes;

    o   Competition; and

    o   Secondary home sales activity.

    Our homebuilding revenues, which include land and lot sales, by geographic region are:

                                                                SIX MONTHS ENDED
                            YEAR ENDED SEPTEMBER 30,               MARCH 31,
                      ------------------------------------   -----------------------
                         1999         2000         2001         2001         2002
                      ----------   ----------   ----------   ----------   ----------

Mid-Atlantic ......   $    540.6   $    614.5   $    615.6   $    280.3   $    266.9
Midwest ...........        347.1        451.0        457.6        218.4        217.2
Southeast .........        429.6        491.5        518.2        205.6        310.5
Southwest .........      1,068.0      1,176.7      1,489.5        607.1        839.5
West ..............        733.7        870.5      1,302.7        454.6      1,077.1
                      ----------   ----------   ----------   ----------   ----------
  Total ...........   $  3,119.0   $  3,604.2   $  4,383.6   $  1,766.0   $  2,711.2
                      ==========   ==========   ==========   ==========   ==========

    On a pro forma combined basis with Schuler, our homebuilding revenues, by geographic region are:

                                          SIX MONTHS ENDED
                       YEAR ENDED            MARCH 31,
                     SEPTEMBER 30,   ---------------------------
                          2001           2001           2002
                     -------------   ------------   ------------
                                    (IN MILLIONS)

Mid-Atlantic ......   $      615.6   $      280.3   $      266.9
Midwest ...........          457.6          218.4          217.2
Southeast .........          518.2          205.6          310.5
Southwest .........        1,504.5          607.2          851.7
West ..............        2,828.5        1,296.4        1,639.9
                      ------------   ------------   ------------
  Total ...........   $    5,924.4   $    2,607.9   $    3,286.2
                      ============   ============   ============

LAND POLICIES

    Typically, we acquire land and enter into lot option contracts to acquire developed building lots only after necessary "entitlements" have been obtained, i.e., when we have the right to begin development or construction. Before we acquire lots or tracts of land, we will, among other things, complete a feasibility study, which includes soil tests, independent environmental studies and other engineering work, and determine that all necessary zoning and other governmental entitlements required to develop and use the property for home construction have been acquired. Although we purchase and develop land primarily to support our own homebuilding activities, occasionally we sell lots and land to other developers and homebuilders.

    We also use lot option contracts, in which we purchase the right, but not the obligation, to buy building lots at predetermined prices on a takedown schedule commensurate with anticipated home closings. Lot option contracts generally are on a nonrecourse basis, thereby limiting our financial exposure to earnest money deposits given to property sellers. This enables us to control significant lot positions with a minimal capital investment and substantially reduces the risks associated with land ownership and development. At March 31, 2002, about 46% of our total lot position of 136,775 lots was controlled under option or similar contracts.

    A summary of our land/lot position at March 31, 2002 is:

           Finished lots we own.........................      19,564
           Lots under development we own................      54,067
                                                           ---------
           Total lots owned.............................      73,631
           Lots available under lot option and similar
           contracts....................................      63,144
                                                           ---------
           Total land/lot positions.....................     136,775
                                                           =========

    We limit our exposure to real estate inventory risks by:

    o Generally commencing construction of homes under contract only after receipt of a satisfactory down payment and, where applicable, the buyer's receipt of mortgage approval;

    o Limiting the number of speculative homes (homes started without an executed sales contract) built in each subdivision;

    o Closely monitoring local market and demographic trends, housing preferences and related economic developments, such as new job opportunities, local growth initiatives and personal income trends;

    o   Utilizing lot option contracts, where possible; and

    o   Limiting the size of acquired land parcels to smaller tracts of land.

CONSTRUCTION

    Our home designs are prepared by architects in each of our markets to appeal to local tastes and preferences of the community. We also offer optional interior and exterior features to enhance the basic home design and to promote our sales efforts.

    Substantially all of our construction work is performed by subcontractors. Our construction supervisors monitor the construction of each home, participate in material design and building decisions, coordinate the activities of subcontractors and suppliers, subject the work of subcontractors to quality and cost controls and monitor compliance with zoning and building codes. Subcontractors typically are retained for a specific subdivision pursuant to a contract that obligates the subcontractor to complete construction at a fixed price. Agreements with our subcontractors and suppliers generally are negotiated for each subdivision. We compete with other homebuilders for qualified subcontractors, raw materials and lots in the markets where we operate.

    Construction time for our homes depends on the weather, availability of labor, materials and supplies, size of the home, and other factors. We typically complete the construction of a home within four months.

    We do not maintain significant inventories of construction materials, except for work in process materials for homes under construction. Typically, the construction materials used in our operations are readily available from numerous sources. We have contracts exceeding one year with certain suppliers of our building materials that are cancelable at our option with a 30 day notice. In recent years, we have not experienced any significant delays in construction due to shortages of materials or labor.

MARKETING AND SALES

    We market and sell our homes through commissioned employees and independent real estate brokers. We typically conduct home sales from sales offices located in furnished model homes in each subdivision. At March 31, 2002, we owned 1,110 model homes, which we generally do not offer for sale until the completion of a subdivision. Our sales personnel assist prospective home buyers by providing them with floor plans, price information, tours of model homes and the selection of options and other custom features. We train and inform our sales personnel as to the availability of financing, construction schedules, and marketing and advertising plans.

    In addition to using model homes, we typically build a limited number of speculative homes in each subdivision to enhance our marketing and sales activities. Construction of these speculative homes also is necessary to satisfy the requirements of relocated personnel and independent brokers, who often represent home buyers requiring a completed home within 60 days. We sell a majority of these speculative homes while they are under construction or immediately following completion. The number of speculative homes is influenced by local market factors, such as new employment opportunities, significant job relocations, growing housing demand and the length of time we have built in the market. Depending upon the seasonality of each market, we attempt to limit our speculative homes in each subdivision. At March 31, 2002, we averaged approximately 5.9 speculative homes, in various stages of construction, in each subdivision.

    We advertise on a limited basis in newspapers and in real estate broker, mortgage company and utility publications, brochures, newsletters and on billboards. In addition, we use our Internet web site to market the location, price range, and availability of our homes. To minimize advertising costs, we attempt to operate in subdivisions in conspicuous locations that permit us to take advantage of local traffic patterns. We also believe that model homes play a significant role in our marketing efforts. Consequently, we expend significant effort in creating an attractive atmosphere in our model homes.

    Our sales contracts require a down payment of at least $500. The contracts include a financing contingency which permits customers to cancel if they cannot obtain mortgage financing at prevailing interest rates within a specified period, typically four to six weeks, and may include other contingencies, such as the sale of an existing home. We include a home sale in our sales backlog when the sales contract is signed and we have received the initial down payment. We do not recognize revenue upon the sale of a home until it is closed and title passes to the home buyer. The average period between the signing of a sales contract for a home and closing is approximately three to five months.

CUSTOMER SERVICE AND QUALITY CONTROL

    Our operating divisions are responsible for pre-closing, quality control inspections and responding to customers' post-closing needs. We believe that prompt and courteous response to home buyers' needs during and after construction reduces post-closing repair costs, enhances our reputation for quality and service, and ultimately leads to significant repeat and referral business from the real estate community and home buyers. We provide our home buyers with a limited one-year warranty on workmanship and building materials. The subcontractors who perform most of the actual construction also provide us with warranties on workmanship and are generally prepared to respond to us and the homeowner promptly upon request. In most cases, we supplement our one-year warranty by purchasing a ten-year limited warranty from a third party. To cover our potential warranty obligations, we accrue an estimated amount for future warranty costs.

CUSTOMER FINANCING

    We provide mortgage financing services principally to purchasers of homes we build and sell. CH Mortgage, a wholly-owned subsidiary, provides mortgage banking services in Arizona, Colorado, Florida, Georgia, Illinois, Maryland, Minnesota, Nevada, New Mexico, North and South Carolina, Texas, and Virginia. DRH Mortgage, LLC, a joint venture formed in 1998 with a third party, provides services in California. We acquired Melody Mortgage Co. (Colorado), Schuler Mortgage, Inc. (Washington and Oregon), and Western Pacific Funding (northern California) in the Schuler acquisition. On a combined basis, related mortgage banking entities provided mortgage financing services for about 61% of the homes closed during the year ended September 30, 2001, in the markets we serve. We anticipate expanding these mortgage activities to other markets in which we conduct homebuilding operations.

    In other markets where we currently do not provide mortgage financing, we work with a variety of mortgage lenders that make available to home buyers a range of conventional mortgage financing programs. By making information about these programs available to prospective home buyers and maintaining a relationship with such mortgage lenders, we are able to coordinate and expedite the entire sales transaction by ensuring that mortgage commitments are received and that closings take place on a timely and efficient basis.

TITLE SERVICES

    Through our subsidiaries, Century Title, Custom Title, DRH Title Company of Texas, Ltd., DRH Title Company of Florida, Inc., DRH Title Company of Minnesota, Inc., Metro Title Company, Principal Title and Travis County Title Company, we serve as a title insurance agent by providing title insurance policies and closing services to purchasers of homes we build in the Austin, Dallas, Fort Worth, Houston, Maryland-D.C., Miami/West Palm Beach, Minneapolis, Orlando, Phoenix, San Antonio and Virginia-D.C. markets. We assume no underwriting risk associated with these title policies.

EMPLOYEES

    At March 31, 2002, we employed 5,418 persons, of whom 1,272 were sales and marketing personnel, 1,890 were executive, administrative and clerical personnel, 1,650 were involved in construction, and 606 worked in mortgage and title operations. Fewer than 20 of our employees are covered by collective bargaining agreements. Some of the subcontractors which we use are represented by labor unions or are subject to collective bargaining agreements. We believe that our relations with our employees and subcontractors are good.

COMPETITION

    The single family residential housing industry is highly competitive and we compete in each of our markets with numerous other national, regional and local homebuilders, often with larger subdivisions designed, planned and developed by such homebuilders. Our homes compete on the basis of quality, price, design, mortgage financing terms and location.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

    The housing, mortgage and title insurance industries are subject to extensive and complex regulations. We and our subcontractors must comply with various federal, state and local laws and regulations, including zoning, density and development requirements, building, environmental, advertising and consumer credit rules and regulations, as well as other rules and regulations in connection with our development, homebuilding, sales and financial services activities. These include requirements affecting the development process, as well as building materials to be used, building designs and minimum elevation of properties. Our homes are inspected by local authorities where required, and homes eligible for insurance or guarantees provided by the FHA and VA are subject to inspection by them. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

    We also are subject to a variety of local, state and federal statutes, ordinances, rules and regulations concerning protection of health and the environment. The particular environmental laws for each site vary greatly according to location, environmental condition and the present and former uses of the site and adjoining properties. These environmental laws may result in delays, may cause us to incur substantial compliance and other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

    Our internal mortgage activities and title insurance agencies must also comply with various federal and state laws, consumer credit rules and regulations and other rules and regulations unique to such activities. Additionally, mortgage loans and title activities originated under the FHA, VA, FNMA and GNMA are subject to rules and regulations imposed by those agencies.

                        DESCRIPTION OF THE EXCHANGE NOTES

    The exchange notes will be issued under the indenture that governs the old notes, dated as of April 11, 2002, among the Company, the Guarantors and American Stock Transfer & Trust Company, as trustee (the "TRUSTEE"), as supplemented (the "INDENTURE"). The following is a summary of the material terms and provisions of the exchange notes. The terms of the exchange notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"). The exchange notes are subject to all such terms, and we refer you to the Indenture and the Trust Indenture Act for a statement of such terms. As used in this "Description of the Exchange Notes," the term "Company" refers to D.R. Horton, Inc. and not any of its Subsidiaries. We refer to the exchange notes and the old notes, to the extent not exchanged for exchange notes, in this section as the "NOTES."

    Definitions of certain terms are set forth under "Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture, and those definitions are incorporated herein by reference.

GENERAL

    The Notes bear interest from April 11, 2002 at 8.5% per annum, payable semi-annually on April 15 and October 15 of each year, commencing October 15, 2002, to Holders of record at the close of business on April 1 or October 1, as the case may be, immediately preceding each such interest payment date. The Notes will mature on April 15, 2012, and the exchange notes will be issued in denominations of $1,000 and integral multiples thereof.

    The Notes will be issued in an aggregate principal amount of $250 million. Additional Notes (the "ADDITIONAL NOTES") may be issued in one or more series from time to time subject to the limitations set forth under "Certain Covenants -- Limitation on Indebtedness."

    The Notes will be guaranteed by each of the Guarantors pursuant to the guarantees (the "GUARANTEES") described below. Generally, the Guarantors currently do not include our subsidiaries that are engaged in the financial services segment. These subsidiaries currently do not guarantee our other senior notes or our revolving credit facility. In addition, the Notes will not initially be guaranteed by several of our insignificant subsidiaries.

RANKING

    The Notes are general unsecured obligations of the Company and rank senior in right of payment to all existing and future Indebtedness of the Company that is, by its terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured Indebtedness of the Company that is not so subordinated. The Guarantees are general unsecured obligations of the Guarantors and rank senior in right of payment to all existing and future Indebtedness of the Guarantors that is, by its terms, expressly subordinated in right of payment to the Guarantees and rank pari passu in right of payment with all existing and future unsecured Indebtedness of the Guarantors that is not so subordinated.

    Secured creditors of the Company and the Guarantors will have a claim on the assets which secure the obligations of the Company and the Guarantors to such creditors prior to claims of Holders of the Notes against those assets. At March 31, 2002, assuming we had completed the change of control repurchase of the Schuler senior and senior subordinated notes and the offering of the old notes on that date and all of the net proceeds of such offering were used to reduce borrowings under our revolving credit facility, the Company and the Guarantors would have had approximately $2,713.3 million of Indebtedness (including the Notes) outstanding. Of this Indebtedness, $76.2 million would have been secured debt, $1,886.8 million would have been equal to the Notes, and $502.4 million would have been subordinated to the Notes. In addition, at such date, our non-guarantor subsidiaries had approximately $183.3 million of debt outstanding.

OPTIONAL REDEMPTION

    Except as set forth below, the Notes are not redeemable prior to April 15, 2007. Thereafter, the Notes will be redeemable in whole or in part, from time to time at the option of the Issuers, at the following redemption prices (expressed as percentages of principal amount) if redeemed during the twelve month period beginning with April 15 of the year indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption:

                            YEAR             PERCENTAGE
                            ----             ----------

                     2007.................    104.250%
                     2008.................    102.833%
                     2009.................    101.417%
                     2010 and thereafter..    100.000%

    In addition, the Company may redeem Notes, at any time and from time to time, on or prior to April 15, 2005, with the net cash proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to 108.5% of the principal amount of such Notes, plus accrued and unpaid interest, including any Liquidated Damages, if any, to the date of redemption; provided, that at least 65% of the aggregate principal amount of Notes, excluding any Notes held by the Company or any of its Affiliates, remains outstanding immediately after the occurrence of such redemption. Notice of any such redemption must be given within 60 days after the date of the closing of the relevant Public Equity Offering.

    Selection of the Notes or portions thereof for redemption pursuant to the foregoing shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless such method is otherwise prohibited. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at the registered address of such Holder. On and after the redemption date, interest ceases to accrue on the Notes or portions thereof called for redemption.

    There is no sinking fund for the Notes.

THE GUARANTEES

    The Notes are guaranteed by each of the Guarantors pursuant to the Guarantees. Generally, the Guarantors currently do not include our subsidiaries that are engaged in the financial services segment. These subsidiaries currently do not guarantee our other senior notes or our revolving credit facility. In addition, the Notes are not guaranteed by several of our insignificant subsidiaries.

    Each of the Guarantors (so long as it remains a Restricted Subsidiary) unconditionally guarantees on a joint and several basis all of the Company's obligations under the Notes, including its obligations to pay principal, premium, if any, and interest, if any, with respect to the Notes. The Guarantees are general unsecured obligations of the Guarantors and rank pari passu with all existing and future unsecured Indebtedness of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantees. The obligations of each Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata, based on the net assets of each Guarantor, determined in accordance with GAAP. Except as provided in the covenants described under "Certain Covenants" below, the Company is not restricted from selling or otherwise disposing of any of the Guarantors.

    The Indenture requires that each existing and future Restricted Subsidiary be a Guarantor. The Company is permitted to cause any Unrestricted Subsidiary to be a Guarantor.

    The Indenture provides that if all or substantially all of the assets of any Guarantor or all of the Capital Stock of any Guarantor is sold (including by consolidation, merger, issuance or otherwise) or disposed of (including by liquidation, dissolution or otherwise) by the Company or any of its Subsidiaries, or, unless the Company elects otherwise, if any Guarantor is designated an Unrestricted Subsidiary in accordance with the terms of the Indenture, then such Guarantor (in the event of a sale or other disposition of all of the Capital Stock of such Guarantor or a designation as an Unrestricted Subsidiary) or the Person acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) shall be deemed automatically and unconditionally released and discharged from any of its obligations under the Indenture without any further action on the part of the Trustee or any Holder of the Notes.

    An Unrestricted Subsidiary that is a Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under its Guarantee upon notice from the Company to the Trustee to such effect, without any further action required on the part of the Trustee or any Holder.

    A sale of assets or Capital Stock of a Guarantor may constitute an Asset Disposition subject to the "Limitations on Disposition of Assets" covenant.

CERTAIN COVENANTS

    The following is a summary of certain covenants contained in the Indenture. Such covenants are applicable (unless waived or amended as permitted by the Indenture) so long as any of the Notes are outstanding or until the Notes are defeased pursuant to provisions described under "Defeasance of Indenture."

    REPURCHASE OF NOTES UPON CHANGE OF CONTROL. In the event that there shall occur a Change of Control, each Holder of Notes shall have the right, at such Holder's option, to require the Company to purchase all or any part of such Holder's Notes on a date (the "REPURCHASE DATE") that is no later than 90 days after notice of the Change of Control, at 101% of the principal amount thereof plus accrued and unpaid interest to the Repurchase Date.

    On or before the thirtieth day after any Change of Control, the Company is obligated to mail, or cause to be mailed, to all Holders of record of Notes a notice regarding the Change of Control and the repurchase right. The notice shall state the Repurchase Date, the date by which the repurchase right must be exercised, the price for the Notes and the procedure which the Holder must follow to exercise such right. To exercise such right, the Holder of such Note must deliver at least ten days prior to the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose) of the Holder's exercise of such right, together with the Note with respect to which the right is being exercised, duly endorsed for transfer; provided, however, that if mandated by applicable law, a Holder may be permitted to deliver such written notice nearer to the Repurchase Date than may be specified by the Company.

    The Company will comply with applicable law, including Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable, if the Company is required to give a notice of right of repurchase as a result of a Change of Control.

    With respect to any disposition of assets, the phrase "all or substantially all" as used in the Indenture (including as set forth under "Limitations on Mergers, Consolidations and Sales of Assets" below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Company to repurchase Notes.

    None of the provisions relating to a repurchase upon a Change of Control is waivable by the Board of Directors of the Company. The Company could, in the future, enter into certain transactions, including certain recapitalizations of the Company, that would not result in a Change of Control, but would increase the amount of Indebtedness outstanding at such time.

    The Indenture requires the payment of money for Notes or portions thereof validly tendered to and accepted for payment by the Company pursuant to a Change of Control offer. In the event that a Change of Control has occurred under the Indenture, a change of control may also have occurred under the agreements governing other Indebtedness of the Company or its subsidiaries. In addition, a Change of Control may also result in the acceleration of Indebtedness under the Credit Facilities. If a Change of Control were to occur, there can be no assurance that the Company would have sufficient funds to pay the purchase price for all Notes and amounts due under other Indebtedness that the Company may be required to repurchase or repay. After giving effect to the offering of the old notes and the application of the net proceeds therefrom as set forth under the section entitled "Use of Proceeds," the Company would not have sufficient funds available to purchase all of the outstanding Notes pursuant to a Change of Control offer. In the event that the Company were required to purchase outstanding Notes pursuant to a Change of Control offer, the Company expects that it would need to seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

    Failure by the Company to purchase the Notes when required upon a Change of Control will result in an Event of Default with respect to the Notes.

    These provisions could have the effect of deterring hostile or friendly acquisitions of the Company where the Person attempting the acquisition views itself as unable to finance the purchase of the principal amount of Notes which may be tendered to the Company upon the occurrence of a Change of Control.

    LIMITATIONS ON INDEBTEDNESS. The Indenture provides that, until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary, directly or indirectly, to, create, incur, assume, become liable for or guarantee the payment of (collectively, an "INCURRENCE") any Indebtedness (including Acquired Indebtedness) unless, after giving effect thereto and the application of the proceeds therefrom, the Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0.

    Notwithstanding the foregoing, the provisions of the Indenture do not prevent the incurrence of:

    (1) Permitted Indebtedness,

    (2) Refinancing Indebtedness,

    (3) Non-Recourse Indebtedness,

    (4) any Guarantee of Indebtedness of the Company represented by the Notes, and

    (5) any guarantee of Indebtedness incurred under Credit Facilities in compliance with the Indenture.

    For purposes of determining compliance with this covenant, in the event that an item of Indebtedness may be incurred through the first paragraph of this covenant or by meeting the criteria of one or more of the types of Indebtedness described in the second paragraph of this covenant (or the definitions of the terms used therein), the Company, in its sole discretion,

    (1) may classify such item of Indebtedness under and comply with either of such paragraphs (or any of such definitions), as applicable,

    (2) may classify and divide such item of Indebtedness into more than one of such paragraphs (or definitions), as applicable, and

    (3) may elect to comply with such paragraphs (or definitions), as applicable, in any order.

    The Company will not, and will not cause or permit any Guarantor to, directly or indirectly, in any event incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinated to the Notes or the Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Guarantor, as the case may be.

    LIMITATIONS ON RESTRICTED PAYMENTS. The Indenture provides that, until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment unless:

    (1) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

    (2) immediately after giving effect to such Restricted Payment, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitations on Indebtedness" covenant; and

    (3) immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments (including the Fair Market Value of any non-cash Restricted Payment) declared or made after the Issue Date does not exceed the sum of:

        (a) 50% of the Consolidated Net Income of the Company on a cumulative basis during the period (taken as one accounting period) from and including April 1, 1998 and ending on the last day of the Company's fiscal quarter immediately preceding the date of such Restricted Payment (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit), plus

        (b) 100% of the aggregate net cash proceeds of and the fair market value of Property received by the Company from (1) any capital contribution to the Company after June 9, 1997 or any issue or sale after June 9, 1997 of Qualified Stock (other than to any Subsidiary of the Company) and (2) the issue or sale after June 9, 1997 of any Indebtedness or other securities of the Company convertible into or exercisable for Qualified Stock of the Company that have been so converted or exercised, as the case may be, plus

        (c) $86.0 million, which is equal to the aggregate principal amount of the Company's 6 7/8% Convertible Subordinated Notes due 2002 that were converted into the Company's Common Equity prior to the Issue Date, plus

        (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after June 9, 1997, an amount (to the extent not included in the calculation of the Consolidated Net Income referred to in (a)) equal to the lesser of (x) the return of capital with respect to such Investment (including by dividend, distribution or sale of Capital Stock) and (y) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment (to the extent not included in the calculation of the Consolidated Net Income referred to in (a)), plus

        (e) with respect to any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary after June 9, 1997 in accordance with the definition of Unrestricted Subsidiary (so long as the designation of such Subsidiary as an Unrestricted Subsidiary was treated as a Restricted Payment made after June 9, 1997 and only to the extent not included in the calculation of the Consolidated Net Income referred to in (a)), an amount equal to the lesser of (x) the proportionate interest of the Company or a Restricted Subsidiary in an amount equal to the excess of (I) the total assets of such Subsidiary, valued on an aggregate basis at the lesser of book value and Fair Market Value thereof, over (II) the total liabilities of such Subsidiary, determined in accordance with GAAP, and (y) the Designation Amount at the time of such Subsidiary's designation as an Unrestricted Subsidiary, plus

        (f) $50 million, minus

        (g) the aggregate amount of all Restricted Payments (other than Restricted Payments referred to in clause (C) of the immediately succeeding paragraph) made after June 9, 1997 through the Issue Date.

    The foregoing clauses (2) and (3) will not prohibit:

    (A) the payment of any dividend within 60 days of its declaration if such dividend could have been made on the date of its declaration without violation of the provisions of the Indenture;

    (B) the repurchase, redemption or retirement of any shares of Capital Stock of the Company in exchange for, or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other shares of Qualified Stock; and

    (C) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock, of the Company or any Subsidiary held by officers or employees or former officers or employees of the Company or any Subsidiary (or their estates or beneficiaries under their estates) not to exceed $20 million in the aggregate since the Issue Date;

provided, however, that each Restricted Payment described in clauses (A) and (B) of this sentence shall be taken into account for purposes of computing the aggregate amount of all Restricted Payments pursuant to clause (3) of the immediately preceding paragraph.

    For purposes of determining the aggregate and permitted amounts of Restricted Payments made, the amount of any guarantee of any Investment in any Person that was initially treated as a Restricted Payment and which was subsequently terminated or expired, net of any amounts paid by the Company or any Restricted Subsidiary in respect of such guarantee, shall be deducted.

    In determining the "fair market value of Property" for purposes of clause
(3) of the first paragraph of this covenant, Property other than cash, Cash Equivalents and Marketable Securities shall be deemed to be equal in value to the "equity value" of the Capital Stock or other securities issued in exchange therefor. The "equity value" of such Capital Stock or other securities shall be equal to (i) the number of shares of Common Equity issued in the transaction (or issuable upon conversion or exercise of the Capital Stock or other securities issued in the transaction) multiplied by the closing sale price of the Common Equity on its principal market on the date of the transaction (less, in the case of Capital Stock or other securities which require the payment of consideration at the time of conversion or exercise, the aggregate consideration payable thereupon) or (ii) if the Common Equity is not then traded on the New York Stock Exchange, American Stock Exchange or Nasdaq National Market, or if the Capital Stock or other securities issued in the transaction do not consist of Common Equity (or Capital Stock or other securities convertible into or exercisable for Common Equity), the value of such Capital Stock or other securities as determined by a nationally recognized investment banking firm retained by the Board of Directors of the Company.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Indenture provides that, until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, make any loan, advance, guarantee or capital contribution to, or for the benefit of, or sell, lease, transfer or otherwise dispose of any property or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, any Affiliate of the Company or any Affiliate of any of the Company's Subsidiaries or any holder of 10% or more of the Common Equity of the Company (including any Affiliates of such holders), in a single transaction or series of related transactions (each, an "AFFILIATE TRANSACTION"), except for any Affiliate Transaction the terms of which are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's length basis with Persons who are not such a holder, an Affiliate of such a holder or an Affiliate of the Company or any of the Company's Subsidiaries.

    In addition, the Company will not, and will not cause or permit any Restricted Subsidiary to, enter into an Affiliate Transaction unless:

    (1) with respect to any such Affiliate Transaction involving or having a value of more than $10 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) either obtained the approval of a majority of the Company's disinterested directors or obtained an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view and

    (2) with respect to any such Affiliate Transaction involving or having a value of more than $50 million, the Company shall have (x) obtained the approval of a majority of the Board of Directors of the Company and (y) delivered to the Trustee an opinion of a qualified independent financial advisor to the effect that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

    The Indenture will provide that notwithstanding the foregoing, an Affiliate Transaction will not include:

    (1) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries generally (in their capacities as such) that has been approved by the Board of Directors of the Company,

    (2) Capital Stock issuances to directors, officers and employees of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company,

    (3) any Restricted Payment otherwise permitted under the "Limitations on Restricted Payments" covenant,

    (4) any transaction between or among the Company and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries (provided, however, no such transaction shall involve any other Affiliate of the Company (other than an Unrestricted Subsidiary to the extent the applicable amount constitutes a Restricted Payment permitted by the Indenture)) and

    (5) any transaction between one or more Restricted Subsidiaries and one or more Unrestricted Subsidiaries where all of the payments to, or other benefits conferred upon, such Unrestricted Subsidiaries are substantially contemporaneously dividended, or otherwise distributed or transferred without charge, to the Company or a Restricted Subsidiary.

    LIMITATIONS ON DISPOSITIONS OF ASSETS. The Indenture provides that, until the Notes are rated Investment Grade by both Rating Agencies (after which time the following covenant will no longer be in effect), the Company will not, and will not cause or permit any Restricted Subsidiary to, make any Asset Disposition unless:

    (x) the Company (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value thereof, and

    (y) not less than 70% of the consideration received by the Company (or such Restricted Subsidiary, as the case may be) is in the form of cash, Cash Equivalents and Marketable Securities.

    The amount of any Indebtedness (other than any Indebtedness subordinated to the Notes) of the Company or any Restricted Subsidiary that is actually assumed by the transferee in such Asset Disposition shall be deemed to be consideration required by clause (y) above for purposes of determining the percentage of such consideration received by the Company or the Restricted Subsidiaries.

    The Net Cash Proceeds of an Asset Disposition shall, within one year, at the Company's election, (a) be used by the Company or a Restricted Subsidiary in the business of the construction and sale of homes conducted by the Company and the Restricted Subsidiaries or any other business of the Company or a Restricted Subsidiary existing at the time of such Asset Disposition or (b) to the extent not so used, be applied to make a Net Cash Proceeds Offer for the Notes and, if the Company or a Restricted Subsidiary elects or is required to do so, repay, purchase or redeem any other unsubordinated Indebtedness (on a pro rata basis if the amount available for such repayment, purchase or redemption is less than the aggregate amount of (i) the principal amount of the Notes tendered in such Net Cash Proceeds Offer and (ii) the lesser of the principal amount, or accreted value, of such other unsubordinated Indebtedness, plus, in each case, accrued interest to the date of repayment, purchase or redemption) at 100% of the principal amount or accreted value thereof, as the case may be, plus accrued interest to the date of purchase or repayment.

    Notwithstanding the foregoing, (A) the Company will not be required to apply such Net Cash Proceeds to the purchase of Notes in accordance with clause (b) of the preceding sentence except to the extent that such Net Cash Proceeds, together with the aggregate Net Cash Proceeds of prior Asset Dispositions (other than those so used) which have not been applied in accordance with this provision and as to which no prior Net Cash Proceeds Offer shall have been made, exceed 5% of Consolidated Tangible Assets and (B) in connection with any Asset Disposition, the Company and the Restricted Subsidiaries will not be required to comply with the requirements of clause (y) of the first sentence of the first paragraph of this covenant to the extent that the aggregate non-cash consideration received in connection with such Asset Disposition, together with the sum of all non-cash consideration received in connection with all prior Asset Dispositions that has not yet been converted into cash, does not exceed 5% of Consolidated Tangible Assets; provided, however, that when any non-cash consideration is converted into cash, such cash shall constitute Net Cash Proceeds and be subject to the preceding sentence.

    LIMITATIONS ON LIENS. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its Property, or on any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, unless contemporaneously therewith or prior thereto all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

    LIMITATIONS ON RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES. The Indenture provides that the Company will not, and will not cause or permit any Restricted Subsidiary to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction (other than encumbrances or restrictions imposed by law or by judicial or regulatory action or by provisions of leases and other agreements that restrict the assignability thereof) on the ability of any Restricted Subsidiary to

    (1) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any other Restricted Subsidiary, or pay interest on or principal of any Indebtedness owed to the Company or any other Restricted Subsidiary,

    (2) make loans or advances to the Company or any other Restricted Subsidiary, or

    (3) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for:

        (a) encumbrances or restrictions existing under or by reason of applicable law,

        (b) covenants or restrictions contained in Indebtedness in effect on the date of the Indenture as such covenants or restrictions are in effect on such date,

        (c) any restrictions or encumbrances arising under Acquired Indebtedness; provided, that such encumbrance or restriction applies only to either the assets that were subject to the restriction or encumbrance at the time of the acquisition or the obligor on such Indebtedness and its Subsidiaries,

        (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided, however, that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness shall not be materially more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended,

        (e) any Permitted Lien, or any other agreement restricting the sale or other disposition of property, securing Indebtedness permitted by the Indenture if such Permitted Lien or agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make or repay loans or advances prior to default thereunder,

        (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture,

        (g) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any Restricted Subsidiary, and

        (h) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

    LIMITATIONS ON MERGERS, CONSOLIDATIONS AND SALES OF ASSETS. The Indenture provides that neither the Company nor any Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations under the Notes, the Guarantees or the Indenture (as an entirety or substantially in one transaction or in a series of related transactions), to any Person (in each case other than in a transaction in which the Company or a Restricted Subsidiary is the survivor of a consolidation or merger, or the transferee in a sale, lease, conveyance or other disposition) unless:

    (1) the Person formed by or surviving such consolidation or merger (if other than the Company or the Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "SUCCESSOR"), is a corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or the Guarantor, as the case may be, under the Notes or a Guarantee, as the case may be, and the Indenture,

    (2) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,

    (3) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction (exclusive of any adjustments to Consolidated Net Worth attributable to transaction costs) less any amount treated as a Restricted Payment in connection with such transaction in accordance with the Indenture and

    (4) unless prior to such transaction the Notes are rated Investment Grade by both Rating Agencies (after which this clause (4) shall not apply), immediately after giving effect to such transaction, the Company could incur at least $1.00 of Indebtedness pursuant to the first paragraph of the "Limitation on Indebtedness" covenant.

    The foregoing provisions shall not apply to:

    (a) a transaction involving the sale or disposition of Capital Stock of a Guarantor, or the consolidation or merger of a Guarantor, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of a Guarantor, that in any such case results in such Guarantor being released from its Guarantee as provided under "The Guarantees" above, or

    (b) a transaction the purpose of which is to change the state of incorporation of the Company or any Guarantor.

    REPORTS TO HOLDERS OF NOTES. The Company shall file with the SEC the annual reports and the information, documents and other reports required to be filed pursuant to Section 13 or 15(d) of the Exchange Act. The Company shall file with the Trustee and mail to each Holder of record of Notes such reports, information and documents within 15 days after it files them with the SEC. In the event that the Company is no longer subject to these periodic requirements of the Exchange Act, it will nonetheless continue to file reports with the SEC and the Trustee and mail such reports to each Holder of Notes as if it were subject to such reporting requirements. Regardless of whether the Company is required to furnish such reports to its stockholders pursuant to the Exchange Act, the Company will cause its consolidated financial statements and a "Management's Discussion and Analysis of Results of Operations and Financial Condition" written report, similar to those that would have been required to appear in annual or quarterly reports, to be delivered to Holders of Notes.

EVENTS OF DEFAULT

    The following are Events of Default under the Indenture:

    (1) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

    (2) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise;

    (3) the failure by the Company or any Restricted Subsidiary to comply with any of its agreements or covenants in, or provisions of, the Notes, the Guarantees or the Indenture and such failure continues for the period and after the notice specified below (except in the case of a default under covenants described under "Certain Covenants -- Repurchase of Notes upon Change of Control" and "Limitations on Mergers, Consolidations and Sales of Assets," which will constitute Events of Default with notice but without passage of time);

    (4) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary that has an outstanding principal amount of $25 million or more, individually or in the aggregate, and such acceleration does not cease to exist, or such Indebtedness is not satisfied, in either case within 30 days after such acceleration;

    (5) the failure by the Company or any Restricted Subsidiary to make any principal or interest payment in an amount of $25 million or more, individually or in the aggregate, in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any Restricted Subsidiary within 30 days of such principal or interest becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

    (6) a final judgment or judgments that exceed $25 million or more, individually or in the aggregate, for the payment of money having been entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

    (7) the Company or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

        (A) commences a voluntary case,

        (B) consents to the entry of an order for relief against it in an involuntary case,

        (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

        (D) makes a general assignment for the benefit of its creditors;

    (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

        (A) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary as debtor in an involuntary case,

        (B) appoints a Custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary, or

        (C) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary,

         and the order or decree remains unstayed and in effect for 60 days; or

    (9) any Guarantee of a Guarantor which is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of the Indenture and the Guarantee).

    A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and (except in the case of a default with respect to covenants described under "Certain Covenants -- Repurchase of Notes upon Change of Control" and "Limitations on Mergers, Consolidations and Sales of Assets") the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

    If an Event of Default (other than an Event of Default with respect to the Company resulting from subclauses (7) or (8) above), shall have occurred and be continuing under the Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes will be due and payable immediately. If an Event of Default with respect to the Company specified in subclauses (7) or (8) above occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder.

    The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive any Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under the Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequence (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default (other than the non-payment of accelerated principal) have been cured or waived.

    The Holders may not enforce the provisions of the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of any trust or power, provided, however, that such direction does not conflict with the terms of the Indenture. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except any Default or Event of Default in payment of principal or interest on the Notes or that resulted from the failure to comply with the covenant entitled "Repurchase of Notes upon Change of Control") if the Trustee determines that withholding such notice is in the Holders' interest.

    The Company is required to deliver to the Trustee an annual statement regarding compliance with the Indenture, and include in such statement, if any Officer of the Company is aware of any Default or Event of Default, a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. In addition, the Company is required to deliver to the Trustee prompt written notice of the occurrence of any Default or Event of Default.

DEFEASANCE OF INDENTURE

    The Indenture permits the Company and the Guarantors to terminate all of their respective obligations under the Indenture, other than the obligation to pay interest on and the principal of the Notes and certain other obligations, at any time by

    (1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest on the Notes to their maturity, and

    (2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise.

    In addition, the Indenture permits the Company and the Guarantors to terminate all of their respective obligations under the Indenture (including the obligations to pay interest on and the principal of the Notes and certain other obligations), at any time by

    (1) depositing in trust with the Trustee, under an irrevocable trust agreement, money or U.S. government obligations in an amount sufficient to pay principal of and interest on the Notes to their maturity, and

    (2) complying with certain other conditions, including delivery to the Trustee of an opinion of counsel or a ruling received from the Internal Revenue Service to the effect that Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of such right and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case otherwise, which opinion of counsel is based upon a change in the applicable federal tax law since the date of the Indenture.

AMENDMENT, SUPPLEMENT AND WAIVER

    Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture, the Notes or the

Guarantees to cure any ambiguity, defect or inconsistency; to comply with the "Limitations on Mergers, Consolidations and Sales of Assets" covenant set forth in the Indenture; to provide for uncertificated Notes in addition to or in place of certificated Notes; to make any change that does not adversely affect the legal rights of any Holder; or to delete a Guarantor which, in accordance with the terms of the Indenture, ceases to be liable on its Guarantee.

    Without the consent of each Holder affected, the Company and the Trustee may not:

    (1) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver,

    (2) reduce the rate of or change the time for payment of interest, including default interest, on any Note,

    (3) reduce the principal of or change the fixed maturity of any Note or alter the provisions (including related definitions) with respect to redemptions described under "Optional Redemption" or with respect to mandatory offers to purchase Notes described under "Limitations on Dispositions of Assets" or "Repurchase of Notes upon Change of Control,"

    (4) make any Note payable in money or securities other than that stated in the Note,

    (5) make any change in the "Waiver of Past Defaults and Compliance with Indenture Provisions," "Rights of Holders to Receive Payment" or the "With Consent of Holders" sections set forth in the Indenture,

    (6) modify the ranking or priority of the Notes or any Guarantee,

    (7) release any Guarantor from any of its obligations under its Guarantee or the Indenture otherwise than in accordance with the Indenture, or

    (8) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

    The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign. In the ordinary course of its business, the Trustee provides, and may continue to provide, service to the Company as transfer agent for the common stock and as trustee for other debt securities of the Company.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

GOVERNING LAW

    The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York without giving effect to principles of conflict of laws.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all terms used in the Indenture.

    "ACQUIRED INDEBTEDNESS" means (1) with respect to any Person that becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) after the Issue Date, Indebtedness of such Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary (or being merged into the Company or any Restricted Subsidiary) and
(2) with respect to the Company or any Restricted Subsidiary, any Indebtedness expressly assumed by the Company or any Restricted Subsidiary in connection with the acquisition of any assets from another Person (other than the Company or any Restricted Subsidiary), which Indebtedness was not incurred by such other Person in connection with or in contemplation of such acquisition. Indebtedness incurred in connection with or in contemplation of any transaction described in clause (1) or (2) of the preceding sentence shall be deemed to have been incurred by the Company or a Restricted Subsidiary, as the case may be, at the time such Person becomes a Restricted Subsidiary (or is merged into the Company or any Restricted Subsidiary) in the case of clause (1) or at the time of the acquisition of such assets in the case of clause (2), but shall not be deemed Acquired Indebtedness.

    "ADDITIONAL NOTES" has the meaning set forth in "-- General."

    "AFFILIATE" means, when used with reference to a specified Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

    "AFFILIATE TRANSACTION" has the meaning set forth in "-- Certain Covenants -- Limitations on Transactions with Affiliates."

    "ASSET ACQUISITION" means (1) an Investment by the Company or any Restricted Subsidiary in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary or shall be consolidated or merged with or into the Company or any Restricted Subsidiary or (2) the acquisition by the Company or any Restricted Subsidiary of the assets of any Person, which constitute all or substantially all of the assets or of an operating unit or line of business of such Person or which is otherwise outside the ordinary course of business.

    "ASSET DISPOSITION" means any sale, transfer, conveyance, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback or sale of shares of Capital Stock in any Subsidiary) (each, a "TRANSACTION") by the Company or any Restricted Subsidiary to any Person of any Property having a fair market value in any transaction or series of related transactions of at least $10 million. The term "ASSET DISPOSITION" shall not include:

    (1) a transaction between the Company and any Restricted Subsidiary or a transaction between Restricted Subsidiaries,

    (2) a transaction in the ordinary course of business, including, without limitation, sales (directly or indirectly), dedications and other donations to governmental authorities, leases and sales and leasebacks of (A) homes, improved land and unimproved land and (B) real estate (including related amenities and improvements),

    (3) a transaction involving the sale of Capital Stock of, or the disposition of assets in, an Unrestricted Subsidiary,

    (4) any exchange or swap of assets of the Company or any Restricted Subsidiary for assets that (x) are to be used by the Company or any Restricted Subsidiary in the ordinary course of its Real Estate Business and (y) have a Fair Market Value not less than the Fair Market Value of the assets exchanged or swapped,

    (5) any sale, transfer, conveyance, lease or other disposition of assets and properties of the Company that is governed by the provisions relating to "Limitations on Mergers, Consolidation and Sales of Assets," or

    (6) dispositions of mortgage loans and related assets and mortgage-backed securities in the ordinary course of a mortgage lending business.

    "ATTRIBUTABLE DEBT" means, with respect to any Capitalized Lease Obligations, the capitalized amount thereof determined in accordance with GAAP.

    "BANKRUPTCY LAW" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

    "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of or in such Person's capital stock or other equity interests, and options, rights or warrants to purchase such capital stock or other equity interests, whether now outstanding or issued after the Issue Date, including, without limitation, all Disqualified Stock and Preferred Stock.

    "CAPITALIZED LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligations will be the capitalized amount thereof determined in accordance with GAAP.

    "CASH EQUIVALENTS" means:

    (1) U.S. dollars;

    (2) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof having maturities of one year or less from the date of acquisition;

    (3) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million;

    (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) entered into with any financial institution meeting the qualifications specified in clause (3) above;

    (5) commercial paper rated P-1, A-1 or the equivalent thereof by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group, respectively, and in each case maturing within six months after the date of acquisition; and

    (6) investments in money market funds substantially all of the assets of which consist of securities described in the foregoing clauses (1) through (5).

    "CHANGE OF CONTROL" means:

    (1) any sale, lease or other transfer (in one transaction or a series of transactions) of all or substantially all of the consolidated assets of the Company and its Restricted Subsidiaries to any Person (other than a Restricted Subsidiary); provided, however, that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of such Person immediately after such transaction shall not be a Change of Control;

    (2) a "person" or "group" (within the meaning of Section 13(d) of the Exchange Act (other than (x) the Company or (y) Donald R. Horton, Terrill J. Horton, or their respective wives, children, grandchildren and other descendants, or any trust or other entity formed or controlled by any of such individuals)) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

    (3) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company; or

    (4) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; provided, however, that a liquidation or dissolution of the Company which is part of a transaction that does not constitute a Change of Control under the proviso contained in clause (1) above shall not constitute a Change of Control.

    "COMMON EQUITY" of any Person means Capital Stock of such Person that is generally entitled to (1) vote in the election of directors of such Person or
(2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

    "CONSOLIDATED ADJUSTED TANGIBLE ASSETS" of the Company as of any date means the Consolidated Tangible Assets of the Company and the Restricted Subsidiaries at the end of the fiscal quarter immediately preceding the date less any assets securing any Non-Recourse Indebtedness, as determined in accordance with GAAP.

    "CONSOLIDATED CASH FLOW AVAILABLE FOR FIXED CHARGES" means, for any period, on a consolidated basis for the Company and the Restricted Subsidiaries, Consolidated Net Income for such period plus (each to the extent deducted in calculating such Consolidated Net Income and determined in accordance with GAAP) the sum for such period, without duplication, of:

    (1) income taxes,

    (2) Consolidated Interest Expense,

    (3) depreciation and amortization expenses and other non-cash charges to earnings and

    (4) interest and financing fees and expenses which were previously capitalized and which are amortized to cost of sales, minus all other non-cash items (other than the receipt of notes receivable) increasing such Consolidated Net Income.

    "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any determination date, the ratio of (x) Consolidated Cash Flow Available for Fixed Charges for the prior four full fiscal quarters (the "FOUR QUARTER PERIOD") for which financial results have been reported immediately preceding the determination date (the "TRANSACTION DATE"), to (y) the aggregate Consolidated Interest Incurred for the Four Quarter Period. For purposes of this definition, "Consolidated Cash Flow Available for Fixed Charges" and "Consolidated Interest Incurred" shall be calculated after giving effect on a pro forma basis for the period of such calculation to

        (1) the incurrence or the repayment, repurchase, defeasance or other discharge or the assumption by another Person that is not an Affiliate (collectively, "REPAYMENT") of any Indebtedness of the Company or any Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation, and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period, except that Indebtedness under revolving credit facilities shall be deemed to be the average daily balance of such Indebtedness during the Four Quarter Period (as reduced on such pro forma basis by the application of any proceeds of the incurrence of Indebtedness giving rise to the need to make such calculation);

        (2) any Asset Disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Company or any Restricted Subsidiary (including any Person that becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring Acquired Indebtedness at any time on or after the first day of the Four Quarter Period and on or prior to the Transaction Date), as if such Asset Disposition or Asset Acquisition (including the incurrence or repayment of any such Indebtedness) and the inclusion, notwithstanding clause (2) of the definition of "Consolidated Net Income," of any Consolidated Cash Flow Available for Fixed Charges associated with such Asset Acquisition as if it occurred on the first day of the Four Quarter Period; provided, however, that the Consolidated Cash Flow Available for Fixed Charges associated with any Asset Acquisition shall not be included to the extent the net income so associated would be excluded pursuant to the definition of "Consolidated Net Income," other than clause
    (2) thereof, as if it applied to the Person or assets involved before they were acquired; and

        (3) the Consolidated Cash Flow Available for Fixed Charges and the Consolidated Interest Incurred attributable to discontinued operations, as determined in accordance with GAAP, shall be excluded.

    Furthermore, in calculating "Consolidated Cash Flow Available for Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

        (a) interest on Indebtedness in respect of which a pro forma calculation is required that is determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

        (b) notwithstanding clause (a) above, interest on such Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Protection Agreements, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

    "CONSOLIDATED INTEREST EXPENSE" of the Company for any period means the Interest Expense of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED INTEREST INCURRED" for any period means the Interest Incurred of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

    "CONSOLIDATED NET INCOME" for any period means the aggregate net income (or loss) of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (loss) (to the extent otherwise included therein), without duplication:

        (1) the net income (or loss) of (x) any Unrestricted Subsidiary (other than a Mortgage Subsidiary) or (y) any Person (other than a Restricted Subsidiary) in which any Person other than the Company or any Restricted Subsidiary has an ownership interest, except, in each case, to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, which dividends or distributions are not in excess of the Company's or such Restricted Subsidiary's (as applicable) pro rata share of such Unrestricted Subsidiary's or such other Person's net income earned during such period,

        (2) except to the extent includable in Consolidated Net Income pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries (except, in the case of an Unrestricted Subsidiary that is redesignated a Restricted Subsidiary during such period, to the extent of its retained earnings from the beginning of such period to the date of such redesignation) or (b) the assets of such Person are acquired by the Company or any Restricted Subsidiary,

        (3) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period,

        (4) the gains or losses, together with any related provision for taxes, realized during such period by the Company or any Restricted Subsidiary resulting from (a) the acquisition of securities, or extinguishment of Indebtedness, of the Company or any Restricted Subsidiary or (b) any Asset Disposition by the Company or any Restricted Subsidiary,

        (5) any extraordinary gain or loss together with any related provision for taxes, realized by the Company or any Restricted Subsidiary, and

        (6) any non-recurring expense recorded by the Company or any Restricted Subsidiary in connection with a merger accounted for as a "pooling-of-interests" transaction;

provided, further, that for purposes of calculating Consolidated Net Income solely as it relates to clause (3) of the first paragraph of the "Limitations on Restricted Payments" covenant, clause (4)(b) above shall not be applicable.

    "CONSOLIDATED NET WORTH" of any Person as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of such Person and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less any amount attributable to Unrestricted Subsidiaries.

    "CONSOLIDATED TANGIBLE ASSETS" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less (1) Intangible Assets and (2) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries.

    "CONTINUING DIRECTOR" means a director who either was a member of the Board of Directors of the Company on the date of the Indenture or who became a director of the Company subsequent to such date and whose election, or nomination for election by the Company's stockholders, was duly approved by a majority of the Continuing Directors on the Board of Directors of the Company at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the entire Board of Directors of the Company in which such individual is named as nominee for director.

    "CONTROL", when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meanings correlative to the foregoing.

    "CREDIT FACILITIES" means, collectively, each of the credit facilities of the Company or one or more Restricted Subsidiaries in existence on the date of the Indenture and one or more other facilities among or between the Company or one or more Restricted Subsidiaries and one or more lenders pursuant to which the Company or any Restricted Subsidiary may incur indebtedness for working capital and general corporate purposes (including acquisitions), as any such facility or line of credit may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, increasing the amount of, or restructuring, all or any portion of the Indebtedness under any such facility or line of credit or any successor facilities or lines of credit and includes any facility or line of credit with one or more lenders refinancing or replacing all or any portion of the Indebtedness under any such facility or line of credit or any successor facility or line of credit.

    "CURRENCY AGREEMENT" of any Person means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in currency values.

    "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

    "DEFAULT" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

    "DESIGNATION AMOUNT" has the meaning provided in the definition of Unrestricted Subsidiary.

    "DISQUALIFIED STOCK" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes or (2) is convertible into or exchangeable or exercisable for (whether at the option of the issuer or the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (1) above, in each case, at any time prior to the final maturity date of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than the provisions described under the caption "Certain Covenants--Repurchase of Notes upon Change of Control" and such Capital Stock specifically provides that the Company will not repurchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Notes as are required pursuant to the provisions described under the caption "Certain Covenants-Repurchase of Notes upon Change of Control."

    "EVENT OF DEFAULT" has the meaning set forth in "Default."

    "FAIR MARKET VALUE" means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm's-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors of the Company or a duly authorized committee thereof, as evidenced by a resolution of such Board or committee.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

    "GUARANTEE" means the guarantee of the Notes by each Guarantor under the Indenture.

    "GUARANTORS" means (i) initially, each of:

Allegra, LLC, a California limited liability company
AP LHI, Inc., a California corporation
AP Western GP Corporation, a Delaware corporation
AP WP Operating Corporation, a Delaware corporation
AP WP Partners, L.P., a Delaware limited partnership
APLAM, LLC, a California limited liability company
C. Richard Dobson Builders, Inc., a Virginia corporation
CH Investments of Texas, Inc., a Delaware corporation
CHI Construction Company, an Arizona corporation
CHTEX of Texas, Inc., a Delaware corporation
Continental Homes of Florida, Inc., a Florida corporation
Continental Homes of Texas, L.P., a Texas limited partnership

Continental Homes, Inc., a Delaware corporation
Continental Residential, Inc., a California corporation
D.R. Horton -- Emerald, Ltd., a Texas limited partnership
D.R. Horton -- Texas, Ltd., a Texas limited partnership
D.R. Horton Los Angeles Holding Company, Inc., a California corporation
D.R. Horton Management Company, Ltd., a Texas limited partnership
D.R. Horton San Diego Holding Company, Inc., a California corporation
D.R. Horton, Inc. -- Birmingham, an Alabama corporation
D.R. Horton, Inc. -- Chicago, a Delaware corporation
D.R. Horton, Inc. -- Denver, a Delaware corporation
D.R. Horton, Inc. -- Dietz-Crane, a Delaware corporation
D.R. Horton, Inc. -- Greensboro, a Delaware corporation
D.R. Horton, Inc. -- Jacksonville, a Delaware corporation
D.R. Horton, Inc. -- Louisville, a Delaware corporation
D.R. Horton, Inc. -- Minnesota, a Delaware corporation
D.R. Horton, Inc. -- New Jersey, a Delaware corporation
D.R. Horton, Inc. -- Portland, a Delaware corporation
D.R. Horton, Inc. -- Sacramento, a California corporation
D.R. Horton, Inc. -- Torrey, a Delaware corporation
D.R. Horton-Schuler Homes, LLC, a Delaware limited liability company
DRH Cambridge Homes, Inc., a California corporation
DRH Cambridge Homes, LLC, a Delaware limited liability company
DRH Construction, Inc., a Delaware corporation
DRH Regrem II, Inc., a Delaware corporation
DRH Regrem III, Inc., a Delaware corporation
DRH Regrem IV, Inc., a Delaware corporation
DRH Regrem V, Inc., a Delaware corporation
DRH Regrem VII, LP, a Texas limited partnership
DRH Regrem VIII, LLC, a Delaware limited liability company
DRH Southwest Construction, Inc., a California corporation
DRH Title Company of Colorado, Inc., a Colorado corporation
DRH Tucson Construction, Inc., a Delaware corporation
DRHI, Inc., a Delaware corporation
HPH Homebuilders 2000 L.P., a California limited partnership
KDB Homes, Inc., a Delaware corporation
LAMCO Housing, Inc., a California corporation
Meadows I, Ltd., a Delaware limited partnership
Meadows II, Ltd., a Delaware limited partnership
Meadows VIII, Ltd., a Delaware limited partnership
Meadows IX, Inc., a New Jersey corporation
Meadows X, Inc., a New Jersey corporation
Melody Homes, Inc., a Delaware corporation
Melmort Co., a Colorado corporation
Porter GP LLC, a Delaware limited liability company
Schuler Homes of Arizona LLC, a Delaware limited liability company
Schuler Homes of California, Inc., a California corporation
Schuler Homes of Oregon, Inc., an Oregon corporation
Schuler Homes of Washington, Inc., a Washington corporation
Schuler Mortgage, Inc., a Delaware corporation
Schuler Realty Hawaii, Inc., a Hawaii corporation
Schuler Realty/Maui, Inc., a Hawaii corporation
SGS Communities at Grande Quay, LLC, a New Jersey limited liability company
SHA Construction LLC, a Delaware limited liability company
SHLR of California, Inc., a California corporation
SHLR of Colorado, Inc., a Colorado corporation
SHLR of Nevada, Inc., a Nevada corporation
SHLR of Utah, Inc., a Utah corporation
SHLR of Washington, Inc., a Washington corporation

SRHI LLC, a Delaware limited liability company
SSHI LLC, a Delaware limited liability company
Vertical Construction Corporation, a Delaware corporation
Western Pacific Funding, Inc., a California corporation
Western Pacific Housing Co., a California corporation
Western Pacific Housing Management, Inc., a California corporation
Western Pacific Housing, Inc., a Delaware corporation
Western Pacific Housing -- Antigua, LLC, a Delaware limited liability company
Western Pacific Housing -- Aviara, L.P., a California limited partnership
Western Pacific Housing -- Boardwalk, LLC, a Delaware limited liability company
Western Pacific Housing -- Broadway, LLC, a Delaware limited liability company
Western Pacific Housing -- Canyon Park, LLC, a Delaware limited liability company
Western Pacific Housing -- Carmel, LLC, a Delaware limited liability company
Western Pacific Housing -- Carrillo, LLC, a Delaware limited liability company
Western Pacific Housing -- Communications Hill, LLC, a Delaware limited liability company
Western Pacific Housing -- Copper Canyon, LLC, a Delaware limited liability company
Western Pacific Housing -- Creekside, LLC, a Delaware limited liability company
Western Pacific Housing -- Culver City, L.P., a California limited partnership
Western Pacific Housing -- Del Valle, LLC, a Delaware limited liability company
Western Pacific Housing -- Lomas Verdes, LLC, a Delaware limited liability company
Western Pacific Housing -- Lost Hills Park, LLC, a Delaware limited liability company
Western Pacific Housing -- McGonigle Canyon, LLC, a Delaware limited liability company
Western Pacific Housing -- Mountaingate, L.P., a California limited partnership
Western Pacific Housing -- Norco Estates, LLC, a Delaware limited liability company
Western Pacific Housing -- Oso, L.P., a California limited partnership
Western Pacific Housing -- Pacific Park II, LLC, a Delaware limited liability company
Western Pacific Housing -- Park Avenue East, LLC, a Delaware limited liability company
Western Pacific Housing -- Park Avenue West, LLC, a Delaware limited liability company
Western Pacific Housing -- Playa Vista, LLC, a Delaware limited liability company
Western Pacific Housing -- Poinsettia, L.P., a California limited partnership
Western Pacific Housing -- River Ridge, LLC, a Delaware limited liability company
Western Pacific Housing -- Robinhood Ridge, LLC, a Delaware limited liability company
Western Pacific Housing -- Santa Fe, LLC, a Delaware limited liability company
Western Pacific Housing -- Scripps II, LLC, a Delaware limited liability company
Western Pacific Housing -- Scripps, L.P., a California limited partnership
Western Pacific Housing -- Seacove, L.P., a California limited partnership
Western Pacific Housing -- Studio 528, LLC, a Delaware limited liability company
Western Pacific Housing -- Terra Bay Duets, LLC, a Delaware limited liability company
Western Pacific Housing -- Torrance, LLC, a Delaware limited liability company
Western Pacific Housing -- Torrey Commercial, LLC, a Delaware limited liability company
Western Pacific Housing -- Torrey Meadows, LLC, a Delaware limited liability company
Western Pacific Housing -- Torrey Multi-Family, LLC, a Delaware limited liability company
Western Pacific Housing -- Torrey Village Center, LLC, a Delaware limited liability company
Western Pacific Housing -- Vineyard Terrace, LLC, a Delaware limited liability company
Western Pacific Housing -- Windemere, LLC, a Delaware limited liability company
Western Pacific Housing -- Windflower, L.P., a California limited partnership
WPH -- Camino Ruiz, LLC, a Delaware limited liability company
WPH -- HPH, LLC, a Delaware limited liability company

and (ii) each of the Company's Subsidiaries which becomes a guarantor of the Notes pursuant to the provisions of the Indenture.

    "HOLDER" means the Person in whose name a Note is registered in the books of the Registrar for the Notes.

    "INCURRENCE" has the meaning set forth in "-- Certain Covenants -- Limitations on Indebtedness."

    "INDEBTEDNESS" of any Person means, without duplication,

        (1) any liability of such Person (a) for borrowed money or under any reimbursement obligation relating to a letter of credit or other similar instruments (other than standby letters of credit or similar instruments issued for the benefit of or surety, performance, completion or payment bonds, earnest money notes or similar purpose undertakings or indemnifications issued by, such Person in the ordinary course of business),
    (b) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind or with services incurred in connection with capital expenditures (other than any obligation to pay a contingent purchase price which, as of the date of incurrence thereof is not required to be recorded as a liability in accordance with GAAP), or (c) in respect of Capitalized Lease Obligations (to the extent of the Attributable Debt in respect thereof),

        (2) any Indebtedness of others that such Person has guaranteed to the extent of the guarantee,

        (3) to the extent not otherwise included, the obligations of such Person under Currency Agreements or Interest Protection Agreements to the extent recorded as liabilities not constituting Interest Incurred, net of amounts recorded as assets in respect of such agreements, in accordance with GAAP, and

        (4) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

provided, that Indebtedness shall not include accounts payable, liabilities to trade creditors of such Person or other accrued expenses arising in the ordinary course of business. The amount of Indebtedness of any Person at any date shall be (a) the outstanding balance at such date of all unconditional obligations as described above, net of any unamortized discount to be accounted for as Interest Expense, in accordance with GAAP, (b) the maximum liability of such Person for any contingent obligations under clause (2) above at such date, net of any unamortized discount to be accounted for as Interest Expense in accordance with GAAP, and (c) in the case of clause (4) above, the lesser of (x) the fair market value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (y) the amount of the Indebtedness secured.

    "INTANGIBLE ASSETS" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, write-ups of assets over their prior carrying value (other than write-ups which occurred prior to the Issue Date and other than, in connection with the acquisition of an asset, the write-up of the value of such asset (within one year of its acquisition) to its fair market value in accordance with GAAP) and all other items which would be treated as intangible on the consolidated balance sheet of the Company and the Restricted Subsidiaries prepared in accordance with GAAP.

    "INTEREST" means, with respect to the Notes, the sum of any interest and any Liquidated Damages on the Notes.

    "INTEREST EXPENSE" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs (but reduced by net gains) associated with Currency Agreements and Interest Protection Agreements, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales), and
(ii) all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any Person other than the Company or any Restricted Subsidiary during such period; provided, that Interest Expense shall exclude any expense associated with the complete write-off of financing fees and expenses in connection with the repayment of any Indebtedness.

    "INTEREST INCURRED" of any Person for any period means, without duplication, the aggregate amount of (1) Interest Expense and (2) all capitalized interest and amortized debt issuance costs.

    "INTEREST PROTECTION AGREEMENT" of any Person means any interest rate swap agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates with respect to Debt permitted to be incurred under the Indenture.

    "INVESTMENT GRADE" shall mean BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

    "INVESTMENTS" of any Person means (i) all investments by such Person in any other Person in the form of loans, advances or capital contributions, (ii) all guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) all other items that would be classified as investments in any other Person (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

    "ISSUE DATE" means the date on which the Notes are originally issued under the Indenture.

    "LIEN" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this definition, a Person shall be deemed to own, subject to a Lien, any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

    "LIQUIDATED DAMAGES" shall have the meaning set forth in the Indenture.

    "MARKETABLE SECURITIES" means (a) equity securities that are listed on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market and (b) debt securities that are rated by a nationally recognized rating agency, listed on the New York Stock Exchange or the American Stock Exchange or covered by at least two reputable market makers.

    "MOODY'S" means Moody's Investors Service, Inc. or any successor to its debt rating business.

    "MORTGAGE SUBSIDIARY" means any Subsidiary of the Company substantially all of whose operations consist of the mortgage lending business.

    "NET CASH PROCEEDS" means, with respect to an Asset Disposition, cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise (including any cash received upon sale or disposition of such note or receivable), but only as and when received), excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the Property disposed of in such Asset Disposition or received in any other non-cash form unless and until such non-cash consideration is converted into cash therefrom, in each case, net of all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state and local taxes required to be accrued as a liability under GAAP as a consequence of such Asset Disposition, and in each case net of a reasonable reserve for the after-tax cost of any indemnification or other payments (fixed and contingent) attributable to the seller's indemnities or other obligations to the purchaser undertaken by the Company or any of its Restricted Subsidiaries in connection with such Asset Disposition, and net of all payments made on any Indebtedness which is secured by or relates to such Property, in accordance with the terms of any Lien or agreement upon or with respect to such Property or which must by its terms or by applicable law be repaid out of the proceeds from such Asset Disposition, and net of all contractually required distributions and payments made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Disposition.

    "NON-RECOURSE INDEBTEDNESS" with respect to any Person means Indebtedness of such Person for which (1) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within 90 days after the acquisition of such property and (2) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness. Indebtedness which is otherwise Non-Recourse Indebtedness will not lose its character as Non-Recourse Indebtedness because there is recourse to the borrower, any guarantor or any other Person for (a) environmental warranties and indemnities, or (b) indemnities for and liabilities arising from fraud, misrepresentation, misapplication or non-payment of rents, profits, insurance and condemnation proceeds and other sums actually received by the borrower from secured assets to be paid to the lender, waste and mechanics' liens.

    "PERMITTED INDEBTEDNESS" means:

        (1) Indebtedness under Credit Facilities which does not exceed $1.0 billion principal amount outstanding at any one time;

        (2) Indebtedness in respect of obligations of the Company and its Subsidiaries to the trustees under indentures for debt securities;

        (3) intercompany debt obligations of the Company to any Restricted Subsidiary and of any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided, however, that any Indebtedness of any Restricted Subsidiary or the Company owed to any Restricted Subsidiary that ceases to be a Restricted Subsidiary shall be deemed to be incurred and shall be treated as an incurrence for purposes of the first paragraph of the covenant described under "Limitations on Indebtedness" at the time the Restricted Subsidiary in question ceases to be a Restricted Subsidiary;

        (4) Indebtedness of the Company or any Restricted Subsidiary under any Currency Agreements or Interest Protection Agreements in a notional amount no greater than the payments due (at the time the related Currency Agreement or Interest Protection Agreement is entered into) with respect to the Indebtedness or currency being hedged;

        (5) Purchase Money Indebtedness;

        (6) Capitalized Lease Obligations;

        (7) obligations for, pledge of assets in respect of, and guaranties of, bond financings of political subdivisions or enterprises thereof in the ordinary course of business;

        (8) Indebtedness secured only by office buildings owned or occupied by the Company or any Restricted Subsidiary, which Indebtedness does not exceed $20 million aggregate principal amount outstanding at any one time;

        (9) Indebtedness under warehouse lines of credit, repurchase agreements and Indebtedness secured by mortgage loans and related assets of mortgage lending Subsidiaries in the ordinary course of a mortgage lending business; and

        (10) Indebtedness of the Company or any Restricted Subsidiary which, together with all other Indebtedness under this clause (10), does not exceed $30 million aggregate principal amount outstanding at any one time.

    "PERMITTED INVESTMENT" means:

        (1) Cash Equivalents;

        (2) any Investment in the Company or any Restricted Subsidiary or any Person that becomes a Restricted Subsidiary as a result of such Investment or that is consolidated or merged with or into, or transfers all or substantially all of the assets of it or an operating unit or line of business to, the Company or a Restricted Subsidiary;

        (3) any receivables, loans or other consideration taken by the Company or any Restricted Subsidiary in connection with any asset sale otherwise permitted by the Indenture;

        (4) Investments received in connection with any bankruptcy or reorganization proceeding, or as a result of foreclosure, perfection or enforcement of any Lien or any judgment or settlement of any Person in exchange for or satisfaction of Indebtedness or other obligations or other property received from such Person, or for other liabilities or obligations of such Person created, in accordance with the terms of the Indenture;

        (5) Investments in Currency Agreements or Interest Protection Agreements described in the definition of Permitted Indebtedness;

        (6) any loan or advance to an executive officer or director of the Company or any Restricted Subsidiary made in the ordinary course of business; provided, however, that any such loan or advance exceeding $1 million shall have been approved by the Board of Directors of the Company or a committee thereof consisting of disinterested members;

        (7) Investments in joint ventures in a Real Estate Business with unaffiliated third parties in an aggregate amount at any time outstanding not to exceed 10% of Consolidated Tangible Assets at such time;

        (8) Investments in interests in issuances of collateralized mortgage obligations, mortgages, mortgage loan servicing or other mortgage related assets; and

        (9) Investments in an aggregate amount outstanding not to exceed $100 million.

    "PERMITTED LIENS" means:

        (1) Liens for taxes, assessments or governmental or quasi-government charges or claims that (a) are not yet delinquent, (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required, or (c) encumber solely property abandoned or in the process of being abandoned,

        (2) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or
    (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, if required,

        (3) Liens (other than any Lien imposed by the Employer Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security,

        (4) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, development obligations, progress payments, government contracts, utility services, developer's or other obligations to make on-site or off-site improvements and other obligations of like nature (exclusive of obligations for the payment of borrowed money but including the items referred to in the parenthetical in clause (1)(a) of the definition of "Indebtedness"), in each case incurred in the ordinary course of business of the Company and the Restricted Subsidiaries,

        (5) attachment or judgment Liens not giving rise to a Default or an Event of Default,

        (6) easements, dedications, assessment district or similar liens in connection with municipal or special district financing, rights-of-way, restrictions, reservations and other similar charges, burdens, and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

        (7) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and the Restricted Subsidiaries,

        (8) Liens securing Indebtedness incurred pursuant to clause (8) or (9) of the definition of Permitted Indebtedness,

        (9) Liens securing Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred under the Indenture; provided, that the aggregate amount of all consolidated Indebtedness of the Company and the Restricted Subsidiaries (including, with respect to Capitalized Lease Obligations, the Attributable Debt in respect thereof) secured by Liens (other than Non-Recourse Indebtedness and Indebtedness incurred pursuant to clause (9) of the definition of Permitted Indebtedness) shall not exceed 40% of Consolidated Adjusted Tangible Assets at any one time outstanding (after giving effect to the incurrence of such Indebtedness and the use of the proceeds thereof),

        (10) Liens securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary; provided, that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days after the incurrence of such Non-Recourse Indebtedness,

        (11) Liens securing Purchase Money Indebtedness; provided that such Liens apply only to the property acquired, constructed or improved with the proceeds of such Purchase Money Indebtedness within 90 days after the incurrence of such Purchase Money Indebtedness,

        (12) Liens on property or assets of the Company or any Restricted Subsidiary securing Indebtedness of the Company or any Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries,

        (13) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and the Restricted Subsidiaries,

        (14) purchase money security interests (including, without limitation, Capitalized Lease Obligations); provided, that such Liens apply only to the Property acquired and the related Indebtedness is incurred within 90 days after the acquisition of such Property,

        (15) any right of first refusal, right of first offer, option, contract or other agreement to sell an asset; provided, that such sale is not otherwise prohibited under the Indenture,

        (16) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of such, Indebtedness any and all balances, credits, deposits, accounts or money of the Company or a Restricted Subsidiary with or held by such lender or lenders or its Affiliates,

        (17) any pledge or deposit of cash or property in conjunction with obtaining surety, performance, completion or payment bonds and letters of credit or other similar instruments or providing earnest money obligations, escrows or similar purpose undertakings or indemnifications in the ordinary course of business of the Company and its Restricted Subsidiaries,

        (18) Liens for homeowner and property owner association developments and assessments,

        (19) Liens securing Refinancing Indebtedness; provided, that such Liens extend only to the assets securing the Indebtedness being refinanced, and

        (20) Liens incurred in the ordinary course of business as security for the obligations of the Company and its Restricted Subsidiaries with respect to indemnification in respect of title insurance providers.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PREFERRED STOCK" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

    "PROPERTY" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person, whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

    "PUBLIC EQUITY OFFERING" means an underwritten public offering of Common Equity of the Company pursuant to an effective registration statement filed under the Securities Act (excluding registration statements filed on Form S-8 or any successor form).

    "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company or any Restricted Subsidiary incurred for the purpose of financing all or any part of the purchase price, or the cost of construction or improvement, of any property to be used in the ordinary course of business by the Company and the Restricted Subsidiaries; provided, however, that (1) the aggregate principal amount of such Indebtedness shall not exceed such purchase price or cost and (2) such Indebtedness shall be incurred no later than 90 days after the acquisition of such property or completion of such construction or improvement.

    "QUALIFIED STOCK" means Capital Stock of the Company other than Disqualified Stock.

    "RATING AGENCIES" shall mean (1) S&P and (2) Moody's.

    "REAL ESTATE BUSINESS" means homebuilding, housing construction, real estate development or construction and related real estate activities, including the provision of mortgage financing or title insurance.

    "REFINANCING INDEBTEDNESS" means Indebtedness (to the extent not Permitted Indebtedness) that refunds, refinances or extends any Indebtedness of the Company or any Restricted Subsidiary (to the extent not Permitted Indebtedness) outstanding on the Issue Date or other Indebtedness (to the extent not Permitted Indebtedness) permitted to be incurred by the Company or any Restricted Subsidiary pursuant to the terms of the Indenture, but only to the extent that

        (1) the Refinancing Indebtedness is subordinated to the Notes or the Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all,

        (2) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended or (b) after the maturity date of the Notes,

        (3) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, and

        (4) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended.

    "RESTRICTED PAYMENT" means any of the following:

        (1) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary (other than (a) dividends or distributions payable solely in Qualified Stock and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Company or to a Restricted Subsidiary);

        (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Restricted Subsidiary (other than a payment made to the Company or any Restricted Subsidiary); and

        (3) any Investment (other than any Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of a Subsidiary of the Company as an Unrestricted Subsidiary).

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company which is not an Unrestricted Subsidiary.

    "S&P" means Standard and Poor's Ratings Group or any successor to its debt rating business.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary of the Company which would constitute a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act and the Exchange Act.

    "SUBSIDIARY" of any Person means any corporation or other entity of which a majority of the Capital Stock having ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is at the time directly or indirectly owned or controlled by such Person.

    "SUCCESSOR" has the meaning set forth in "-- Certain Covenants -- Limitations on Mergers, Consolidations and Sale of Assets."

    "TRUSTEE" means the party named as such above until a successor replaces such party in accordance with the applicable provisions of the Indenture and thereafter means the successor serving hereunder.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company so designated by a resolution adopted by the Board of Directors of the Company or a duly authorized committee thereof as provided below; provided that (a) the holders of Indebtedness thereof do not have direct or indirect recourse against the Company or any Restricted Subsidiary, and neither the Company nor any Restricted Subsidiary otherwise has liability for, any payment obligations in respect of such Indebtedness (including any undertaking, agreement or instrument evidencing such Indebtedness), except, in each case, to the extent that the amount thereof constitutes a Restricted Payment permitted by the Indenture, in the case of Non-Recourse Indebtedness, to the extent such recourse or liability is for the matters discussed in the last sentence of the definition of "Non-Recourse Indebtedness," or to the extent such Indebtedness is a guarantee by such Subsidiary of Indebtedness of the Company or a Restricted Subsidiary and (b) no holder of any Indebtedness of such Subsidiary shall have a right to declare a default on such Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity as a result of a default on any Indebtedness of the Company or any Restricted Subsidiary.

    Subject to the foregoing, the Board of Directors of the Company or a duly authorized committee thereof may designate any Subsidiary to be an Unrestricted Subsidiary; provided, however, that (1) the net amount (the "DESIGNATION AMOUNT") then outstanding of all previous Investments by the Company and the Restricted Subsidiaries in such Subsidiary will be deemed to be a Restricted Payment at the time of such designation and will reduce the amount available for Restricted Payments under the "Limitations on Restricted Payments" covenant set forth in the Indenture, to the extent provided therein, (2) the Company must be permitted under the "Limitations on Restricted Payments" covenant set forth in the Indenture to make the Restricted Payment deemed to have been made pursuant to clause (1), and (3) after giving effect to such designation, no Default or Event of Default shall have occurred or be continuing. In accordance with the foregoing, and not in limitation thereof, Investments made by any Person in any Subsidiary of such Person prior to such Person's merger with the Company or any Restricted Subsidiary (but not in contemplation or anticipation of such merger) shall not be counted as an Investment by the Company or such Restricted Subsidiary if such Subsidiary of such Person is designated as an Unrestricted Subsidiary.

    The Board of Directors of the Company or a duly authorized committee thereof may also redesignate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that (1) the Indebtedness of such Unrestricted Subsidiary as of the date of such redesignation could then be incurred under the "Limitations on Indebtedness" covenant and (2) immediately after giving effect to such redesignation and the incurrence of any such additional Indebtedness, the Company and the Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the first paragraph of the "Limitations on Indebtedness" covenant. Any such designation or redesignation by the Board of Directors of the Company or a committee thereof will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company or a committee thereof giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations of such Officers' Certificate. The designation of any Person as an Unrestricted Subsidiary shall be deemed to include a designation of all Subsidiaries of such Person as Unrestricted Subsidiaries; provided, however, that the ownership of the general partnership interest (or a similar member's interest in a limited liability company) by an Unrestricted Subsidiary shall not cause a Subsidiary of the Company of which more than 95% of the equity interest is held by the Company or one or more Restricted Subsidiaries to be deemed an Unrestricted Subsidiary.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or portion thereof at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (i)(a) above.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

    The exchange notes will be represented by one or more global notes (the "Global Note") in definitive form. The Global Note will be deposited with, or on behalf of, The Depository Trust Company (the "DTC") and registered in the name of Cede & Co., as nominee of the DTC (such nominee being referred to herein as the "Global Note Holder").

    The DTC is a limited-purpose trust company which was created to hold securities for its participating organizations (collectively, the "Participants" or the "DTC's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The DTC's Participants include securities brokers and dealers (including the initial purchasers), banks and trust companies, clearing corporations and certain other organizations. Indirect access to the DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "DTC's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the DTC only through the DTC's Participants or the DTC's Indirect Participants.

    The Company expects that pursuant to procedures established by the DTC (i) upon deposit of the Global Note, the DTC will credit the accounts of Participants designated by the exchange agent with portions of the principal amount of the Global Note and (ii) ownership of the exchange notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the DTC (with respect to the interests of the DTC's Participants), the DTC's Participants and the DTC's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer exchange notes will be limited to such extent.

    So long as the Global Note Holder is the registered owner of any exchange notes, the Global Note Holder will be considered the sole owner or Holder of such exchange notes outstanding under the Indenture. Except as provided below, owners of exchange notes will not be entitled to have exchange notes registered in their names, will not receive or be entitled to receive physical delivery of exchange notes in definitive form, and will not be considered the Holders thereof under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Trustee thereunder. As a result, the ability of a Person having a beneficial interest in Notes represented by the Global Note to pledge such interest to Persons or entities that do not participate in the DTC's system or to otherwise take actions in respect of such interest may be affected by the lack of a physical certificate evidencing such interest.

    Neither the Company, the Trustee, any paying agent nor any registrar of the exchange notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of exchange notes by the DTC, or for maintaining, supervising or reviewing any records of the DTC relating to such exchange notes.

    Payments in respect of the principal, premium, if any, and interest on any exchange notes registered in the name of a Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of such Global Note Holder in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee may treat the Persons in whose names the exchange notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company nor the Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of exchange notes (including principal, premium, if any, and interest).

    The Company believes, however, that it is currently the policy of the DTC to immediately credit the accounts of the relevant Participants with such payment, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the DTC. Payments by the DTC's Participants and the DTC's Indirect Participants to the beneficial owner of exchange notes will be governed by standing instructions and customary practice and will be the responsibility of the DTC's Participants or the DTC's Indirect Participants.

    As long as the exchange notes are represented by a Global Note, the DTC's nominee will be the Holder of the exchange notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the exchange notes. See "Certain Covenants" under the headings "Repurchase of Notes Upon Change of Control" and "Limitations on Dispositions of Assets." Notice by Participants or Indirect Participants or by owners of beneficial interests in a Global Note held through such Participants or Indirect Participants of the exercise of the option to elect repayment of beneficial interests in exchange notes represented by a Global Note must be transmitted to the DTC in accordance with its procedures on a form required by the DTC and provided to Participants. In order to ensure that the DTC's nominee will timely exercise a right to repayment with respect to a particular exchange note, the beneficial owner of such exchange note must instruct the broker or the Participant or Indirect Participant through which it holds an interest in such exchange note to notify the DTC of its desire to exercise a right to repayment. Different firms have cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other Participant or Indirect Participant through which it holds an interest in a exchange notes in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the DTC. The Company will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

    Subject to certain conditions, any Person having a beneficial interest in the Global Note may, upon request to the Company or the Trustee, exchange such beneficial interest for exchange notes in the form of certificated securities. Upon any such issuance, the Trustee is required to register such exchange notes in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof). In addition, if (i) the Company notifies the Trustee in writing that the DTC is no longer willing or able to act as a DTC and the Company is unable to locate a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of exchange notes in the form of certificated securities under the Indenture, then, upon surrender by the relevant Global Note Holder of its Global Note, exchange notes in such form will be issued to each Person that such Global Note Holder and the DTC identify as the beneficial owner of the related exchange notes.

    Neither the Company nor the Trustee shall be liable for any delay by the related Global Note Holder or the DTC in identifying the beneficial owners of exchange notes and each such Person may conclusively rely on and shall be protected in relying on, instructions from the Global Note Holder or of the DTC for all purposes (including with respect to the registration and delivery, and the respective principal amounts of the exchange notes to be issued).

    The Indenture requires that payments in respect of the exchange notes (including principal, premium, if any, and interest) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holders. The Company expects that secondary trading in the exchange notes also will be settled in immediately available funds.

TRANSFER AND EXCHANGE

    A Holder may transfer or exchange the exchange notes in accordance with the procedures set forth in the Indenture. The registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture. The registrar is not required to transfer or exchange any Note selected for redemption. Also, the registrar is not required to transfer or exchange any exchange note for a period of 15 days before a selection of the exchange notes to be redeemed.

    The registered Holder of an exchange note will be treated as the owner of it for all purposes.

            MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

    The following is a summary of the material United States federal income tax consequences associated with the exchange of old notes for exchange notes and of the ownership and disposition of the exchange notes by an initial beneficial owner of the exchange notes. This summary is based on the Internal Revenue Code of 1986, as amended, or the "CODE", regulations issued thereunder, judicial authority and administrative rulings and practice, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal tax consequences described herein. This summary addresses only tax consequences to holders that purchased the old notes at initial issuance at the initial offering price, and own the notes as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, tax-exempt organizations, retirement plans, regulated investment companies, securities dealers, or expatriates). Persons considering the exchange of notes should consult their own tax advisors concerning the application of U.S. federal tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of notes arising under the laws of any other taxing jurisdiction.

THE EXCHANGE OFFER

     The exchange of old notes for exchange notes pursuant to this exchange offer should not be treated as an "exchange" for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or extent from the old notes. Rather, any exchange notes received by you should be treated as a continuation of your investment in the old notes. As a result, there should be no United States federal income tax consequences to you resulting from the exchange offer. In addition, you should have the same adjusted issue price, adjusted basis, and holding period in the exchange notes as you had in the old notes immediately prior to the exchange.

FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

    The following is a general discussion of certain United States federal income tax consequences of the purchase, ownership and disposition of the notes by a holder that is a United States person, or a "U.S. HOLDER." For purposes of this discussion, a U.S. Holder means a beneficial owner of the notes who or that is:

    o an individual who is a citizen of the United States or a resident of the United States, as determined for United States federal income tax purposes;

    o a corporation or other business entity treated as a corporation for United States income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof or therein (including the District of Columbia);

    o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

    o a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions, or certain electing trusts that were in existence on August 19, 1996, and were treated as a domestic trusts on that date.

    If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Any such partner should consult its tax advisor as to the tax consequences.

    An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year). The term "United States" as used here refers to the United States of America, including the states and the District of Columbia.

    Treatment of Interest

    Stated interest on the notes will be taxable to a U.S. Holder as ordinary income as the interest accrues or is paid (in accordance with the U.S. Holder's method of tax accounting).

     Treatment of Dispositions of Notes

    Upon the sale, exchange, retirement or other taxable disposition of a note, a U.S. Holder will recognize gain or loss equal to the difference between the amount received on such disposition (other than amounts in respect of accrued and unpaid interest, which will be taxable as such) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's tax basis in a note will be, in general, the cost of the note to the U.S. Holder. Gain or loss realized on the sale, exchange or retirement of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the note had been held for more than one year. Long term capital gain recognized by an individual U.S. Holder is generally subject to a maximum U.S. federal rate of 20%.

     Information Reporting and Backup Withholding

    When required, we or our paying agent will report to the holders of the notes and the IRS amounts paid on or with respect to the notes during each calendar year and the amount of tax, if any, withheld from such payments. Certain non-corporate U.S. Holders may be subject to backup withholding at a current rate of 30% on payments made on or with respect to the notes. In general, backup withholding will apply to a U.S. Holder only if the U.S. Holder:

    o fails to furnish its Taxpayer Identification Number (TIN), which for an individual would be his or her Social Security Number;

    o   furnishes an incorrect TIN;

    o is notified by the IRS that it has failed to properly report payments of interest and dividends; or

    o under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments.

    A U.S. Holder will be eligible for an exemption from withholding by providing a properly completed IRS Form W-9 to us or our paying agent.

FEDERAL TAX CONSEQUENCES TO NON-U.S. HOLDERS

    The following is a general discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the notes by a holder that is not a U.S. Person, or a "NON-U.S. HOLDER." For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the notes will be considered "U.S. trade or business income" if such income or gain is (i) effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of a treaty resident, attributable to a permanent establishment (or in the case of an individual, to a fixed base) in the United States.

     Treatment of Interest

    A Non-U.S. Holder will not be subject to U.S. federal income or withholding tax in respect of interest income on the notes if the interest qualifies for the so-called portfolio interest exemption. This will be the case if each of the following requirements is satisfied:

    o   the interest is not U.S. trade or business income.

    o the Non-U.S. Holder provides to us or our paying agent the appropriate certification.

    o the Non-U.S. Holder does not actually or constructively own 10% or more of the voting power of our stock.

    o the Non-U.S. Holder is not a "controlled foreign corporation" that is actually or constructively related to us.

    Under current law, the certification requirement will be satisfied in either of the following two circumstances:

    o if the Non-U.S. Holder provides to us or our paying agent a statement on IRS Form W-8BEN (or suitable successor form), together with all appropriate attachments, signed under penalties of perjury, identifying the Non-U.S. Holder by name and address and stating, among other things, that the Non-U.S. Holder is not a United States person.

    o if a note is held through a securities clearing organization, bank or another financial institution that holds customers' securities in the ordinary course of its trade or business, (i) the Non-U.S. Holder provides such a form to the organization or institution, and (ii) the organization or institution, under penalty of perjury, certifies to us that it has received such statement from the beneficial owner or another intermediary and furnishes us or our paying agent with a copy.

    Alternative documentation procedures may also be available for satisfying the certification requirement described above. For instance, under one such option, a withholding agent would be allowed to rely on an IRS Form W-8IMY, or suitable substitute or successor form, furnished by a financial institution or other intermediary on behalf of one or more beneficial owners or other intermediaries without having to obtain the beneficial owner certificate described in the preceding paragraph, provided that the financial institution or intermediary has entered into a withholding agreement with the IRS and thus is a qualified intermediary. Under another option, an authorized foreign agent of a U.S. withholding agent would be permitted to act on behalf of the U.S. withholding agent, provided specified conditions are met. With respect to the certification requirement for notes that are held by a foreign partnership, the regulations provide that unless the foreign partnership has entered into a withholding agreement with the IRS, the foreign partnership will be required, in addition to providing an intermediary Form W-8IMY, to attach an appropriate certification by each partner. Prospective investors, including foreign partnerships and their partners, should consult their tax advisors regarding possible additional reporting requirements.

    If the portfolio interest exemption is not satisfied, a 30% withholding tax will apply to interest income on the notes paid to such Non-U.S. Holder, unless one of the following two exceptions is satisfied. The first exception is that an applicable income tax treaty reduces or eliminates such tax, and a Non-U.S. Holder claiming the benefit of that treaty provides to us or our paying agent a properly executed IRS Form W-8BEN (or suitable successor or substitute form). The second exception is that the interest is U.S. trade or business income and the Non-U.S. Holder provides an appropriate statement to that effect on an IRS Form W-8ECI (or suitable successor or substitute form). In the latter case, such Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to all income from the notes in the same manner as U.S. Holders, as described above. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income.

    Treatment of Dispositions of Notes

    Generally, a Non-U.S. Holder will not be subject to federal income tax on gain realized upon the sale, exchange, retirement or other disposition of a note unless (i) such holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or (ii) the gain is U.S. trade or business income. If the first exception applies, the Non-U.S. Holder will be subject to tax at a rate of 30% on the amount by which the gains derived from the sales that are from U.S. sources exceed capital losses allocable to U.S. sources. If the second exception applies, generally Non-U.S. Holders will be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. Holders, as described above. Additionally, in such event, Non-U.S. Holders that are corporations could be subject to a branch profits tax on such income.

    Treatment of Notes for U.S. Federal Estate Tax Purposes

    A note will not be subject to U.S. federal estate tax, provided the Non-U.S. Holder does not at the time of death actually or constructively own 10% or more of the combined voting power of our stock and payments of interest on such notes would not have been considered U.S. trade or business income.

    Information Reporting and Backup Withholding

    When required, we or our paying agent will report to the IRS and to each Non-U.S. Holder the amount of any interest paid on the notes in each calendar year, and the amount of tax withheld, if any, with respect to the payments.

    Treasury regulations provide that backup withholding and additional information reporting will not apply to payments on the notes by us to a Non-U.S. Holder if the holder certifies as to its status as a Non-U.S. Holder under penalties of perjury or otherwise establishes an exemption, provided that neither we nor our paying agent has actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

    Information reporting and backup withholding requirements with respect to the payment of the proceeds from the disposition of the notes by a Non-U.S. Holder are as follows:

    o if the proceeds are paid to or through the United States office of a broker, they generally will be subject to information reporting and backup withholding at a rate of 30%. However, no such reporting and withholding is required if:

        -- the holder either certifies as to its status as a Non-U.S. Holder under penalties of perjury on an IRS Form W-8BEN, or a suitable substitute or successor form, or otherwise establishes an exemption; and

        -- the broker does not have actual knowledge that the holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

    o if the proceeds are paid to or through a non-United States office of a broker that is not a United States person or a "United States related person," as defined below, they will not be subject to backup withholding or information reporting.

    o if the proceeds are paid to or through a non-United States office of a broker that is either a United States person or a "United States related person," they generally will be subject to information reporting. However, no such reporting is required if:

        -- the holder certifies as to its status as a Non-U.S. Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-U.S. Holder's foreign status; and

        --  the broker has no actual knowledge to the contrary.

    Backup withholding will generally not apply to payments made through foreign offices of a United States person or "United States related person."

    For purposes of this paragraph, a "UNITED STATES RELATED PERSON" is:

    o a "controlled foreign corporation" for United States federal income tax purposes;

    o a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

    o a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a United States trade or business.

    Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's United States federal income tax liability provided that the requisite procedures are followed. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of any applicable income tax treaty or agreement.

    THE UNITED STATES FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding exchange notes where such outstanding exchange notes were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the earlier of:

    o the close of business on the 180th day after the expiration date of the exchange offer, as it may be extended by the number of days during such period that any stop order shall be in effect suspending the effectiveness of the exchange offer registration statement, and

    o the close of business on the date upon which all such broker-dealers have sold all exchange notes held by them,

we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, 2002 [90 days from the date of this prospectus], all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period that is the earlier of

    o the close of business on the 180th day after the expiration date of the exchange offer, as it may be extended by the number of days during such period that any stop order shall be in effect suspending the effectiveness of the exchange offer registration statement, and

    o the close of business on the date upon which all such broker-dealers have sold all exchange notes held by them,

we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the old notes, other than commissions or concessions of any brokers or dealers and will indemnify holders of the old notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

     We have not entered into any arrangements or understandings with any person to distribute the exchange notes to be received in the exchange offer.

                                  LEGAL MATTERS

     Gibson, Dunn & Crutcher LLP, Dallas, Texas, has rendered an opinion with respect to the validity of the exchange notes. We filed the opinion as an exhibit to the registration statement of which this prospectus is a part.

                                     EXPERTS

     The consolidated financial statements of D.R. Horton, Inc. appearing in D.R. Horton, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2001, and the balance sheet of Schuler Homes, Inc., the consolidated financial statements of Schuler Residential, Inc. and the combined financial statements of Western Pacific Housing appearing in Schuler Homes, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001, have been audited by

Ernst & Young LLP, independent auditors, as set forth in their reports thereon, included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information of Schuler Homes, Inc. for the three and nine-month periods ended December 31, 2001 and 2000, incorporated herein by reference, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in Schuler Homes, Inc.'s Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, and incorporated herein by reference, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act of 1933.

              AVAILABLE INFORMATION AND INCORPORATION BY REFERENCE

    D.R. Horton, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy this information at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Room 10024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at
(800) SEC-0330.

    The SEC also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

    You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

    We have filed with the SEC a registration statement on Form S-4 that registers the exchange notes we are offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and the securities offered. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

    The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this or another document.

    This prospectus includes by reference the documents listed below that we have previously filed with the SEC and that are not included in or delivered with this document. They contain important information about our company and its financial condition.

              FILING                                 PERIOD OR DATE
              ------                                 --------------

       Annual Report on Form 10-K        Year ended September 30, 2001
       Quarterly Reports on Form 10-Q    Quarter ended December 31, 2001
                                         Quarter ended March 31, 2002
       Current Reports on Form 8-K       October 22, 2001
                                         November 8, 2001
                                         January 22, 2002
                                         January 24, 2002
                                         January 31, 2002
                                         February 15, 2002
                                         February 21, 2002 (as amended on March 25, 2002)
                                         April 3, 2002
                                         May 29, 2002

            Pages 101 through 109 under the captions "Directors and Executive Officers" through "Compensation Committee Interlocks and Insider Participation," and page 115 under the caption "Section 16(a) Beneficial Ownership Reporting Compliance," contained in our Proxy Statement/Prospectus, relating to our 2002 annual meeting of stockholders and incorporated into our Annual Report on Form 10-K.

    This prospectus also includes by reference financial statements relating to Schuler Homes, Inc., which we recently acquired, included in the documents listed below that we or Schuler previously filed with the SEC and that are not included in or delivered with this document. Such financial statements contained important information about Schuler and its financial condition.

            The unaudited financial statements of Western Pacific Housing for the nine months ended December 31, 2000 contained in pages F-3 through F-15 of Amendment No. 1 to Registration Statement on Form S-3 of Schuler Holdings, Inc., as filed with the SEC on March 30, 2001 (File No. 333-56354).

            The financial statements of Schuler Homes, Inc., Schuler Residential, Inc. and Western Pacific Housing contained in pages F-1 through F-37 of the Annual Report on Form 10-K of Schuler Homes, Inc. for the year ended March 31, 2001 (File No. 0-32461).

            The financial statements of Schuler Homes, Inc. contained in pages 5 through 16 of the Quarterly Report on Form 10-Q of Schuler Homes, Inc. for the quarter ended December 31, 2001 (File No. 0-32461).

    All documents that we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the date the exchange offer is terminated will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from their date of filing. Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is incorporated in this prospectus modifies or replaces such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      You can obtain any of the documents incorporated by reference in this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                         Assistant to Corporate Counsel
                                D.R. Horton, Inc.
                            1901 Ascension Boulevard
                                    Suite 100
                             Arlington, Texas 76006
                            (817) 856-8200, ext. 1046

    In order to ensure timely delivery of the documents incorporated by reference in this prospectus, any request should be made no later than five business days prior to the date on which you plan to make a final decision to exchange your old notes.

================================================================================

     ALL TENDERED OLD NOTES, EXECUTED LETTERS OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE DIRECTED TO THE EXCHANGE AGENT. QUESTIONS AND REQUESTS FOR ADDITIONAL COPIES OF THIS PROSPECTUS, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS SHOULD BE ADDRESSED TO THE EXCHANGE AGENT AS FOLLOWS:





                       BY MAIL, OVERNIGHT COURIER OR HAND:
                     AMERICAN STOCK TRANSFER & TRUST COMPANY
                                 59 MAIDEN LANE
                            NEW YORK, NEW YORK 10038


                        TELEPHONE NUMBER: (800) 937-5449

            FACSIMILE TRANSMISSION (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (718) 234-5001

     (Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)





     No broker-dealer or other person is authorized in connection with any offer made hereby to give any information or to make any representations not contained in this prospectus and, if given or made, the unauthorized information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered hereby nor does it constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

     Until ___________, 2002 [90 days from the date of this prospectus] all dealers effecting transactions in the exchange notes, whether or not participating in this exchange offer, may be required to deliver a prospectus.




================================================================================

================================================================================



                                   ----------

                                   PROSPECTUS

                                   ----------

                                  $250,000,000



                                D.R. HORTON, INC.



                                OFFER TO EXCHANGE
                       8.5% SENIOR EXCHANGE NOTES DUE 2012

                      WHICH HAVE BEEN REGISTERED UNDER THE
                             SECURITIES ACT OF 1933

                                       FOR

                         ANY AND ALL OF OUR OUTSTANDING
                           8.5% SENIOR NOTES DUE 2012






                               _____________, 2002




================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The registrant's Amended and Restated Certificate of Incorporation, as amended, provides that the registrant shall, to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect, indemnify each person who is or was or had agreed to become a director or officer of the registrant, or each such person who is or was serving or who had agreed to serve at the written request of the board of directors or an officer of the registrant as an employee or agent of the registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in any such case owned or controlled by the registrant, including the heirs, executors, administrators or estate of such person, and eliminates the personal liability of its directors to the full extent permitted by the Delaware General Corporation Law or other applicable laws presently or hereafter in effect. The registrant has entered into an indemnification agreement with each of its directors and executive officers.

      Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable for negligence or misconduct in the performance of his respective duties to the corporation, although the court in which the action or suit was brought may determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

      The registrant also has obtained directors and officers liability insurance that provides insurance coverage for certain liabilities which may be incurred by the registrant's directors and officers in their capacity as such.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

EXHIBIT
NUMBER                                 EXHIBITS
-------                                --------

    4.1 Indenture, dated as of April 11, 2002, by and among the Registrant, each of the Guarantors (as defined therein) and American Stock
            Transfer & Trust Company, as trustee, with respect to the senior debt securities of the Registrant (incorporated by reference from Exhibit 4.16 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)

    4.2 First Supplemental Indenture, dated as of April 11, 2002, by and among the Registrant, each of the Guarantors (as defined therein) and American Stock Transfer & Trust Company, as trustee, with respect to the 8.5% Senior Notes due 2012 (incorporated by reference from Exhibit 4.17 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)

    4.3 Registration Rights Agreement, dated as of April 11, 2002, by and among the Registrant, each of the Guarantors (as defined therein) and Salomon Smith Barney Inc. and Banc of America Securities LLC and
            Credit Lyonnais Securities (USA) Inc. and Fleet Securities, Inc.
            (incorporated by reference from Exhibit 4.18 to the Registrant's
            Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)

    5.1 Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the validity of the securities being registered

   12.1 Statement regarding computation of ratio of earnings to fixed charges

   15.1     Letter re: Unaudited Interim Financial Information

   23.1     Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (See Exhibit
            5.1)

   23.2     Consent of Ernst & Young LLP, Fort Worth, Texas

   23.3     Consent of Ernst & Young LLP, Los Angeles, California

   24.1 Powers of Attorney (see signature page of this registration statement)

   25.1     Statement of Eligibility and Qualification on Form T-1 of American
            Stock Transfer & Trust Company, as trustee of the 8.5% Senior Notes due 2012 of the Registrant

   99.1     Form of Letter of Transmittal with respect to the Exchange Offer

   99.2     Guidelines for Certification of Taxpayer Identification Number on
            Substitute Form W-9

   99.3     Form of Notice of Guaranteed Delivery with respect to the Exchange
            Offer

   99.4     Form of Letter to Brokers, Dealers, Commercial Banks, Trust
            Companies and Nominees with respect to the Exchange Offer

   99.5     Form of Letter to Clients for use by Brokers, Dealers, Commercial
            Banks, Trust Companies and Nominees with respect to the Exchange
            Offer

ITEM 22. UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (b) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, D.R. Horton, Inc., and the co-registrants named below, have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Texas, on May 29, 2002.


                                   D.R. HORTON, INC.

                                   By:  /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                        Samuel R. Fuller
                                        Executive Vice President, Treasurer and
                                        Chief Financial Officer

              CO-REGISTRANTS:

              C. RICHARD DOBSON BUILDERS, INC.
              CHI CONSTRUCTION COMPANY
              CHTEX OF TEXAS, INC.
              CONTINENTAL HOMES, INC.
              CONTINENTAL HOMES OF FLORIDA, INC.
              CONTINENTAL RESIDENTIAL, INC.
              D.R. HORTON, INC. - BIRMINGHAM
              D.R. HORTON, INC. - CHICAGO
              D.R. HORTON, INC. - DENVER
              D.R. HORTON, INC. - DIETZ-CRANE
              D.R. HORTON, INC. - GREENSBORO
              D.R. HORTON, INC. - JACKSONVILLE
              D.R. HORTON, INC. - LOUISVILLE
              D.R. HORTON, INC. - MINNESOTA
              D.R. HORTON, INC. - NEW JERSEY
              D.R. HORTON, INC. - PORTLAND
              D.R. HORTON, INC. - SACRAMENTO
              D.R. HORTON, INC. - TORREY
              D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
              D.R. HORTON SAN DIEGO HOLDING COMPANY, INC.
              DRH CAMBRIDGE HOMES, INC.
              DRH CONSTRUCTION, INC.
              DRH REGREM II, INC.
              DRH REGREM III, INC.
              DRH REGREM IV, INC.
              DRH REGREM V, INC.
              DRH SOUTHWEST CONSTRUCTION, INC.
              DRH TITLE COMPANY OF COLORADO, INC.
              DRH TUCSON CONSTRUCTION, INC.
              DRHI, INC.
              KDB HOMES, INC.
              MEADOWS I, LTD.
              MEADOWS VIII, LTD.
              MEADOWS IX, INC.
              MEADOWS X, INC.

              By:  /s/ SAMUEL R. FULLER
                   -----------------------------------------------
                   Samuel R. Fuller
                   Treasurer

              CH INVESTMENTS OF TEXAS, INC.
              MEADOWS II, LTD.

              By:  /s/ WILLIAM PECK
                   -----------------------------------------------
                   William Peck
                   President

              CONTINENTAL HOMES OF TEXAS, L.P.

              By: CHTEX of Texas, Inc., its general partner


                        By: /s/ SAMUEL R. FULLER
                            --------------------------------------
                            Samuel R. Fuller
                            Treasurer

              D.R. HORTON MANAGEMENT COMPANY, LTD.
              D.R. HORTON - EMERALD, LTD.
              D.R. HORTON - TEXAS, LTD.
              DRH REGREM VII, LP

              By: Meadows I, Ltd., its general partner


                        By: /s/ SAMUEL R. FULLER
                            --------------------------------------
                            Samuel R. Fuller
                            Treasurer

              SGS COMMUNITIES AT GRANDE QUAY, LLC

              By: Meadows IX, Inc., a member


                        By: /s/ SAMUEL R. FULLER
                            --------------------------------------
                            Samuel R. Fuller
                            Treasurer


              and

              By: Meadows X, Inc., a member


                        By: /s/ SAMUEL R. FULLER
                            --------------------------------------
                            Samuel R. Fuller
                            Treasurer


              DRH CAMBRIDGE HOMES, LLC
              DRH REGREM VIII, LLC

              By: D.R. Horton, Inc. - Chicago, a member

                        By: /s/ SAMUEL R. FULLER
                            --------------------------------------
                            Samuel R. Fuller
                            Treasurer

                           ALLEGRA, LLC
                           APLAM, LLC
                           WESTERN PACIFIC HOUSING CO.
                           WESTERN PACIFIC HOUSING-ANTIGUA, LLC
                           WESTERN PACIFIC HOUSING-AVIARA, L.P.
                           WESTERN PACIFIC HOUSING-BOARDWALK, LLC
                           WESTERN PACIFIC HOUSING-BROADWAY, LLC
                           WESTERN PACIFIC HOUSING-CANYON PARK, LLC
                           WESTERN PACIFIC HOUSING-CARMEL, LLC
                           WESTERN PACIFIC HOUSING-CARRILLO, LLC
                           WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
                           WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
                           WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
                           WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
                           WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
                           WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
                           WESTERN PACIFIC HOUSING-OSO, L.P.
                           WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
                           WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
                           WESTERN PACIFIC HOUSING-SANTA FE, LLC
                           WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
                           WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
                           WESTERN PACIFIC HOUSING-SEACOVE, L.P.
                           WESTERN PACIFIC HOUSING-STUDIO 528, LLC
                           WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
                           WESTERN PACIFIC HOUSING-TORRANCE, LLC
                           WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC WESTERN PACIFIC HOUSING-WINDEMERE, LLC
                           WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
                           WPH-CAMINO RUIZ, LLC
                           WPH-HPH, LLC

                           By: LAMCO Housing, Inc.,
                                    its member or general partner

                                    By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                        Samuel R. Fuller
                                        Treasurer

                           SCHULER HOMES OF ARIZONA LLC
                           SHA CONSTRUCTION LLC

                           By: SRHI LLC,
                                    its member

                                    By: SLHR of Nevada, Inc.,
                                            its member

                                            By: /s/ SAMUEL R. FULLER
                                                --------------------------------
                                                       Samuel R. Fuller
                                                       Treasurer

                           HPH HOMEBUILDERS 2000 L.P.
                           PORTER GP LLC

                           By: WPH-HPH, LLC,
                                    its general partner or member

                                    By: LAMCO Housing, Inc.,
                                            its member

                                            By: /s/ SAMUEL R. FULLER
                                                --------------------------------
                                                       Samuel R. Fuller
                                                       Treasurer



                           AP LHI, INC.
                           AP WESTERN GP CORPORATION
                           AP WP OPERATING CORPORATION
                           LAMCO HOUSING, INC.
                           MELODY HOMES, INC.
                           MELMORT CO.
                           SCHULER HOMES OF CALIFORNIA, INC.
                           SCHULER HOMES OF OREGON, INC.
                           SCHULER HOMES OF WASHINGTON, INC.
                           SCHULER MORTGAGE, INC.
                           SCHULER REALTY HAWAII, INC.
                           SCHULER REALTY/MAUI, INC.
                           SHLR OF CALIFORNIA, INC.
                           SHLR OF COLORADO, INC.
                           SHLR OF NEVADA, INC.
                           SHLR OF UTAH, INC.
                           SHLR OF WASHINGTON, INC.
                           VERTICAL CONSTRUCTION CORPORATION
                           WESTERN PACIFIC FUNDING, INC.
                           WESTERN PACIFIC HOUSING MANAGEMENT, INC.
                           WESTERN PACIFIC HOUSING, INC.


                           By: /s/ SAMUEL R. FULLER
                               -------------------------------------------------
                                      Samuel R. Fuller
                                      Treasurer

                           D.R. HORTON-SCHULER HOMES, LLC

                           By: Vertical Construction Corporation,
                                    its manager

                                    By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                              Samuel R. Fuller
                                              Treasurer
                           SRHI LLC

                           By: SHLR of Nevada, Inc.,
                                    its member

                                    By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                              Samuel R. Fuller
                                              Treasurer
                           SSHI LLC

                           By: SHLR of Washington, Inc.,
                                    its member

                                    By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                              Samuel R. Fuller
                                              Treasurer


                           WESTERN PACIFIC HOUSING-COPPER CANYON, LLC
                           WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC
                           WESTERN PACIFIC HOUSING-POINSETTIA, L.P.
                           WESTERN PACIFIC HOUSING-DEL VALLE, LLC

                           By: AP Western GP Corporation,
                                    its member or general partner

                                    By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                              Samuel R. Fuller
                                              Treasurer

                           WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC

                           By: AP LHI, Inc.,
                                    its member

                                    By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                              Samuel R. Fuller
                                              Treasurer

                           AP WP PARTNERS, L.P.

                           By: AP WP Operating Corporation,
                                    its general partner

                                    By: /s/ SAMUEL R. FULLER
                                        ----------------------------------------
                                              Samuel R. Fuller
                                              Treasurer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Donald R. Horton, individually, and Donald J. Tomnitz and Samuel R. Fuller together as a group, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, each acting alone, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                        REGISTRANT OFFICERS AND DIRECTORS

                 SIGNATURE                                           TITLE                                      DATE
                 ---------                                           -----                                      ----
   /s/ DONALD R. HORTON                                     Chairman of the Board                            May 29, 2002
--------------------------------------------             (Principal Executive Officer)
   Donald R. Horton

   /s/ DONALD J. TOMNITZ                             Vice Chairman of the Board, President                   May 29, 2002
--------------------------------------------              and Chief Executive Officer
   Donald J. Tomnitz

   /s/ SAMUEL R. FULLER                               Executive Vice President, Treasurer,                   May 29, 2002
--------------------------------------------          Chief Financial Officer and Director
   Samuel R. Fuller                                          (Principal Accounting
                                                             and Financial Officer)

   /s/ BRADLEY S. ANDERSON                                          Director                                 May 29, 2002
--------------------------------------------
   Bradley S. Anderson

   /s/ RICHARD BECKWITT                                             Director                                 May 29, 2002
--------------------------------------------
   Richard Beckwitt

   /s/ RICHARD I. GALLAND                                           Director                                 May 29, 2002
--------------------------------------------
   Richard I. Galland

   /s/ RICHARD L. HORTON                                            Director                                 May 29, 2002
--------------------------------------------
   Richard L. Horton

   /s/ TERRILL J. HORTON                                            Director                                 May 29, 2002
--------------------------------------------
   Terrill J. Horton

   /s/ FRANCINE I. NEFF                                             Director                                 May 29, 2002
--------------------------------------------
   Francine I. Neff

   /s/ JAMES K. SCHULER                                             Director                                 May 29, 2002
--------------------------------------------
   James K. Schuler

   /s/ SCOTT J. STONE                                               Director                                 May 29, 2002
--------------------------------------------
   Scott J. Stone

CO-REGISTRANT OFFICERS AND DIRECTORS:

C. RICHARD DOBSON BUILDERS, INC.
CHI CONSTRUCTION COMPANY
CHTEX OF TEXAS, INC.
CONTINENTAL HOMES, INC.
CONTINENTAL HOMES OF FLORIDA, INC.
CONTINENTAL RESIDENTIAL, INC.
D.R. HORTON, INC. - BIRMINGHAM
D.R. HORTON, INC. - CHICAGO
D.R. HORTON, INC. - DENVER
D.R. HORTON, INC. - DIETZ-CRANE
D.R. HORTON, INC. - GREENSBORO
D.R. HORTON, INC. - JACKSONVILLE
D.R. HORTON, INC. - LOUISVILLE
D.R. HORTON, INC. - MINNESOTA
D.R. HORTON, INC. - NEW JERSEY
D.R. HORTON, INC. - PORTLAND
D.R. HORTON, INC. - SACRAMENTO
D.R. HORTON, INC. - TORREY
D.R. HORTON LOS ANGELES HOLDING COMPANY, INC.
D.R. HORTON SAN DIEGO HOLDING COMPANY, INC.
DRH CAMBRIDGE HOMES, INC.
DRH CONSTRUCTION, INC.
DRH REGREM II, INC.
DRH REGREM III, INC.
DRH REGREM IV, INC.
DRH REGREM V, INC.
DRH SOUTHWEST CONSTRUCTION, INC.
DRH TITLE COMPANY OF COLORADO, INC.
DRH TUCSON CONSTRUCTION, INC.
DRHI, INC.
KDB HOMES, INC.
MEADOWS I, LTD.
MEADOWS VIII, LTD.
MEADOWS IX, INC.
MEADOWS X, INC.

                 SIGNATURE                                           TITLE                                      DATE
                 ---------                                           -----                                      ----

   /s/ DONALD R. HORTON                                      Chairman of the Board                           May 29, 2002
--------------------------------------------             (Principal Executive Officer)
   Donald R. Horton

   /s/ SAMUEL R. FULLER                                      Treasurer (Principal                            May 29, 2002
--------------------------------------------           Accounting and Financial Officer)
   Samuel R. Fuller

CH INVESTMENTS OF TEXAS, INC.
MEADOWS II, LTD.

                 SIGNATURE                                           TITLE                                       DATE
                 ---------                                           -----                                       ----
   /s/ WILLIAM PECK                                           Director, President                            May 29, 2002
--------------------------------------------             (Principal Executive Officer)
   William Peck

   /s/ DON C. MERRELL                                  Director and Treasurer (Principal                     May 29, 2002
--------------------------------------------           Accounting and Financial Officer)
   Don C. Merrell

   /s/ MARK G. ALLEN                                               Director                                  May 29, 2002
--------------------------------------------
   Mark G. Allen

CHTEX OF TEXAS, INC., THE GENERAL PARTNER OF
     CONTINENTAL HOMES OF TEXAS, L.P.

D.R. HORTON, INC. - CHICAGO, A MEMBER OF
     DRH CAMBRIDGE HOMES, LLC
     AND DRH REGREM VIII, LLC

MEADOWS I, LTD., THE GENERAL PARTNER OF
     D.R. HORTON MANAGEMENT COMPANY, LTD.,
     D.R. HORTON - EMERALD, LTD.,
     D.R. HORTON - TEXAS, LTD.
     AND DRH REGREM VII, LP

MEADOWS IX, INC.,
AND MEADOWS X, INC., MEMBERS OF
     SGS COMMUNITIES AT GRANDE QUAY, LLC

                 SIGNATURE                                           TITLE                                      DATE
                 ---------                                           -----                                      ----
   /s/ DONALD R. HORTON                                     Chairman of the Board                           May 29, 2002
--------------------------------------------             (Principal Executive Officer)
   Donald R. Horton

   /s/ SAMUEL R. FULLER                                            Treasurer                                May 29, 2002
--------------------------------------------      (Principal Accounting and Financial Officer)
   Samuel R. Fuller

LAMCO HOUSING, INC., A MEMBER OR GENERAL PARTNER OF
     ALLEGRA, LLC
     APLAM, LLC
     WESTERN PACIFIC HOUSING CO.
     WESTERN PACIFIC HOUSING-ANTIGUA, LLC
     WESTERN PACIFIC HOUSING-AVIARA, L.P.
     WESTERN PACIFIC HOUSING-BOARDWALK, LLC
     WESTERN PACIFIC HOUSING-BROADWAY, LLC
     WESTERN PACIFIC HOUSING-CANYON PARK, LLC
     WESTERN PACIFIC HOUSING-CARMEL, LLC
     WESTERN PACIFIC HOUSING-CARRILLO, LLC
     WESTERN PACIFIC HOUSING-COMMUNICATIONS HILL, LLC
     WESTERN PACIFIC HOUSING-CREEKSIDE, LLC
     WESTERN PACIFIC HOUSING-CULVER CITY, L.P.
     WESTERN PACIFIC HOUSING-LOMAS VERDES, LLC
     WESTERN PACIFIC HOUSING-LOST HILLS PARK, LLC
     WESTERN PACIFIC HOUSING-MCGONIGLE CANYON, LLC
     WESTERN PACIFIC HOUSING-MOUNTAINGATE, L.P.
     WESTERN PACIFIC HOUSING-NORCO ESTATES, LLC
     WESTERN PACIFIC HOUSING-OSO, L.P.
     WESTERN PACIFIC HOUSING-PARK AVENUE EAST, LLC
     WESTERN PACIFIC HOUSING-PARK AVENUE WEST, LLC
     WESTERN PACIFIC HOUSING-PLAYA VISTA, LLC
     WESTERN PACIFIC HOUSING-ROBINHOOD RIDGE, LLC
     WESTERN PACIFIC HOUSING-SANTA FE, LLC
     WESTERN PACIFIC HOUSING-SCRIPPS II, LLC
     WESTERN PACIFIC HOUSING-SCRIPPS, L.P.
     WESTERN PACIFIC HOUSING-SEACOVE, L.P.
     WESTERN PACIFIC HOUSING-STUDIO 528, LLC
     WESTERN PACIFIC HOUSING-TERRA BAY DUETS, LLC
     WESTERN PACIFIC HOUSING-TORRANCE, LLC
     WESTERN PACIFIC HOUSING-TORREY COMMERCIAL, LLC
     WESTERN PACIFIC HOUSING-TORREY MEADOWS, LLC
     WESTERN PACIFIC HOUSING-TORREY MULTI-FAMILY, LLC
     WESTERN PACIFIC HOUSING-TORREY VILLAGE CENTER, LLC
     WESTERN PACIFIC HOUSING-VINEYARD TERRACE, LLC
     WESTERN PACIFIC HOUSING-WINDEMERE, LLC
     WESTERN PACIFIC HOUSING-WINDFLOWER, L.P.
     WPH-CAMINO RUIZ, LLC
     AND WPH-HPH, LLC, THE GENERAL PARTNER OF HPH HOMEBUILDERS 2000, L.P. AND MEMBER OF PORTER GP, LLC

SHLR OF NEVADA, INC., A MEMBER OF
     SRHI LLC, A MEMBER OF
         SCHULER HOMES OF ARIZONA LLC AND SHA CONSTRUCTION LLC

VERTICAL CONSTRUCTION CORPORATION, MANAGER OF
     D.R. HORTON-SCHULER HOMES, LLC

SHLR OF WASHINGTON, INC., A MEMBER OF
     SSHI LLC

AP WESTERN GP CORPORATION, A MEMBER OF
     WESTERN PACIFIC HOUSING-COPPER CANYON, LLC,
     WESTERN PACIFIC HOUSING-PACIFIC PARK II, LLC, AND
     WESTERN PACIFIC HOUSING-DEL VALLE, LLC
     AND GENERAL PARTNER OF
     WESTERN PACIFIC HOUSING-POINSETTIA, L.P.

AP WP OPERATING CORPORATION, A MEMBER OF
     AP WP PARTNERS, L.P.

AP LHI, INC., A MEMBER OF
     WESTERN PACIFIC HOUSING-RIVER RIDGE, LLC

                 SIGNATURE                                           TITLE                                       DATE
                 ---------                                           -----                                       ----
   /s/ JAMES K. SCHULER                                            President                                  May 29, 2002
--------------------------------------------             (Principal Executive Officer)
   James K. Schuler

   /s/ SAMUEL R. FULLER                                            Treasurer                                  May 29, 2002
--------------------------------------------      (Principal Accounting and Financial Officer)
   Samuel R. Fuller

   /s/ DONALD R. HORTON                                            Director                                   May 29, 2002
--------------------------------------------
   Donald R. Horton

AP LHI, INC.
AP WESTERN GP CORPORATION
AP WP OPERATING CORPORATION
LAMCO HOUSING, INC.
MELODY HOMES, INC.
SCHULER HOMES OF CALIFORNIA, INC.
SCHULER HOMES OF OREGON, INC.
SCHULER HOMES OF WASHINGTON, INC.
SCHULER REALTY HAWAII, INC.
SCHULER REALTY/MAUI, INC.
SHLR OF CALIFORNIA, INC.
SHLR OF COLORADO, INC.
SHLR OF NEVADA, INC.
SHLR OF UTAH, INC.
SHLR OF WASHINGTON, INC.
VERTICAL CONSTRUCTION CORPORATION
WESTERN PACIFIC HOUSING MANAGEMENT, INC.
WESTERN PACIFIC HOUSING, INC.


                 SIGNATURE                                           TITLE                                       DATE
                 ---------                                           -----                                       ----
   /s/ JAMES K. SCHULER                                           President                                   May 29, 2002
--------------------------------------------             (Principal Executive Officer)
   James K. Schuler

   /s/ SAMUEL R. FULLER                                           Treasurer                                   May 29, 2002
--------------------------------------------      (Principal Accounting and Financial Officer)
   Samuel R. Fuller

   /s/ DONALD R. HORTON                                           Director                                    May 29, 2002
--------------------------------------------
   Donald R. Horton

MELMORT CO.
SCHULER MORTGAGE, INC.
WESTERN PACIFIC FUNDING, INC.

                 SIGNATURE                                           TITLE                                      DATE
                 ---------                                           -----                                      ----
   /s/ JAMES K. SCHULER                                 Chairman of the Board, President                     May 29, 2002
--------------------------------------------              and Chief Executive Officer
   James K. Schuler                                      (Principal Executive Officer)

   /s/ SAMUEL R. FULLER                                            Treasurer                                 May 29, 2002
--------------------------------------------      (Principal Accounting and Financial Officer)
   Samuel R. Fuller

   /s/ PAMELA S. JONES                                             Director                                  May 29, 2002
--------------------------------------------
   Pamela S. Jones

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                                     EXHIBITS
-------                                    --------
 4.1              Indenture, dated as of April 11, 2002, by and among the
                  Registrant, each of the Guarantors (as defined therein) and
                  American Stock Transfer & Trust Company, as trustee, with
                  respect to the senior debt securities of the Registrant
                  (incorporated by reference from Exhibit 4.16 to the
                  Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)

 4.2 First Supplemental Indenture, dated as of April 11, 2002, by and among the Registrant, each of the Guarantors (as defined therein) and American Stock Transfer & Trust Company, as trustee, with respect to the 8.5% Senior Notes due 2012
                  (incorporated by reference from Exhibit 4.17 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)

 4.3 Registration Rights Agreement, dated as of April 11, 2002, by and among the Registrant, each of the Guarantors (as defined therein) and Salomon Smith Barney Inc. and Banc of America
                  Securities LLC and Credit Lyonnais Securities (USA) Inc. and
                  Fleet Securities, Inc. (incorporated by reference from Exhibit
                  4.18 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002)

 5.1 Opinion of Gibson, Dunn & Crutcher LLP, Dallas, Texas, as to the validity of the securities being registered

12.1 Statement regarding computation of ratio of earnings to fixed charges

15.1              Letter re: Unaudited Interim Financial Information

23.1              Consent of Gibson, Dunn & Crutcher LLP, Dallas, Texas (See
                  Exhibit 5.1)

23.2              Consent of Ernst & Young LLP, Fort Worth, Texas

23.3              Consent of Ernst & Young LLP, Los Angeles, California

24.1 Powers of Attorney (see signature page of this registration statement)

25.1              Statement of Eligibility and Qualification on Form T-1 of
                  American Stock Transfer & Trust Company, as trustee of the
                  8.5% Senior Notes due 2012 of the Registrant

99.1              Form of Letter of Transmittal with respect to the Exchange
                  Offer

99.2 Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9

99.3 Form of Notice of Guaranteed Delivery with respect to the Exchange Offer

99.4              Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                  Companies and Nominees with respect to the Exchange Offer

99.5              Form of Letter to Clients for use by Brokers, Dealers,
                  Commercial Banks, Trust Companies and Nominees with respect to the Exchange Offer